SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

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BALCHEM CORPORATION

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2017

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) of Balchem Corporation (the “Company”) will be held at The Michelangelo hotel, 152 West 51st Street, New York, NY 10019 on Tuesday, June 13, 2017 at 4:30 p.m., local time, for the following purposes:

1.	To elect three Class 3 directors to the Board of Directors to serve until the Annual Meeting of Stockholders in 2020 and thereafter until their respective successors are elected and qualified;

2.	To approve the Company’s 2017 Omnibus Incentive Plan, a copy of which is appended to this proxy statement as Appendix A;

3.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

4.	To hold an advisory (non-binding) vote on the Company’s executive compensation;

5.	To hold an advisory (non-binding) vote on the frequency (every year, every two years, or every three years) of future advisory votes on executive compensation; and

6.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Information with respect to the above matters is set forth in the Proxy Statement, which accompanies this Notice.

The Board of Directors has set April ----20, 2017 as the record date for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof.

We hope that all stockholders who can conveniently do so will attend the Meeting.  Stockholders who do not expect to be able to attend the Meeting are requested to complete, date and sign the enclosed proxy and promptly return the same in the stamped, self-addressed envelope enclosed for your convenience. Stockholders may also submit a proxy over the internet or by phone.  Stockholders who are present at the Meeting may withdraw their proxies and vote in person, if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: May 5, 2017	Theodore L. Harris, Chairman

New Hampton, New York 10958 Tel: 845-326-5600 Fax: 845-326-5702

PROXY STATEMENT

BALCHEM CORPORATION

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Balchem Corporation (the “Company”) to be voted at the 2017 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) at The Michelangelo hotel, 152 West 51st Street, New York, NY 10019 on Tuesday, June 13, 2017 at 4:30 p.m., local time, and at any adjournment or postponement thereof.  This Proxy Statement and a proxy card are expected to be sent to stockholders beginning on or about May 5, 2017.

The Board of Directors has fixed the close of business on April 20, 2017 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

•	Election of three Class 3 directors to the Board of Directors to serve until the Annual Meeting of Stockholders in 2020 and thereafter until their respective successors are elected and qualified;
•	Approval of the Company’s 2017 Omnibus Incentive Plan, a copy of which is appended to this proxy statement as Appendix A;
•	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	Holding an advisory (non-binding) vote on the Company’s executive compensation (“Say on Pay”);
•	Holding an advisory (non-binding) vote on the frequency (every year, every two years, or every three years) of future advisory votes on executive compensation (“Say on Pay Frequency”); and
•	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Sending in a signed proxy will not affect your right to attend the Meeting and vote.  A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date or by notifying the Inspectors of Election or the Secretary of the Company of such revocation, in writing, prior to the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

If your shares are registered in your name with our transfer agent, you may vote either over the internet or by telephone. Specific instructions for voting in this manner are set forth on the enclosed proxy card. These procedures are designed to authenticate each stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If your shares are registered in the name of a bank or brokerage firm, you may also be able to vote your shares over the internet or by telephone. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the internet or by telephone. If your bank or brokerage firm is participating in such a program, your voting form will provide instructions. If your voting form does not contain internet or telephone voting information, please complete and return the paper voting form in the self-addressed, postage-paid envelope provided by your bank or brokerage firm.

If you properly specify how a proxy is to be voted, it will be voted accordingly.  If you sign a proxy card or voting form but do not provide voting instructions, it will be voted FOR the director nominees, FOR approval of the Company’s 2017 Plan (the “2017 Plan”), FOR ratification of the appointment of the auditors, FOR approval of the Company’s executive compensation, FOR the frequency of future advisory votes to approve executive compensation to be every year, and at the discretion of the proxy holders with regard to any other matter that may come before the Meeting or any adjournment thereof.

Broker non-votes are shares held by brokers or nominees that are present in person or represented by proxy, but are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker or nominee does not have discretion to vote without such instructions.  Brokers and nominees generally do not have such discretion when the matter is deemed by the broker voting rules to be “non-routine.”  The ratification of the independent registered public accounting firm is considered to be a “routine” matter with respect to which brokers and nominees have discretion to vote shares held by them in street-name in their discretion absent any instructions received from the beneficial owners of such shares. Brokers and nominees do not have such discretion with respect to the election of directors, approval of the 2017 Incentive Plan, Say on Pay or Say on Pay Frequency.

Proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company by telephone, email, fax or in person. All expenses incurred in connection with this solicitation will be borne by the Company.  Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Internet Availability of Proxy Materials

The Company’s Proxy Statement and Annual Report to stockholders for the year ended December 31, 2016 are available at http://proxymaterials.balchem.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s Bylaws provide for a staggered term Board of Directors consisting of seven (7) members, with the classification of the Board of Directors into three classes (Class 1, Class 2 and Class 3).  The term of the three current Class 3 directors will expire at the Annual Meeting. The Class 1 and Class 2 directors will remain in office until their terms expire, at the annual meetings of stockholders to be held in the years 2019 and 2018, respectively.

Accordingly, at the 2017 Annual Meeting, three Class 3 directors are to be elected to hold office until the annual meeting of stockholders to be held in 2020 and thereafter until their successors have been elected and qualified. The nominees are listed below with brief biographies and are currently directors and have been nominated for election after due consideration by the Corporate Governance and Nominating Committee and the Board. The Board is not aware of any reason why any such nominee may be unable to serve as a director. If any, some or all of such nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such other person or persons, as the case may be, as the Board may recommend, or the Board may amend the Company’s Bylaws to reduce the size of the Board.

Vote Required to Elect Directors

Under the rules of the Securities and Exchange Commission (the “SEC”), boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish to vote in favor of or withhold authority to vote for the Company’s nominees for director.

A director nominee must receive a plurality of the votes cast at the Meeting, assuming a quorum is present. This means that a broker non-vote or a vote withheld from a particular nominee will not affect the outcome of the election of directors. However, we have adopted a majority vote policy, as described below.

If for any reason any such named nominee should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate as may be nominated by the Company’s Board of Directors.

Majority Vote Policy

In 2012, the Board of Directors amended the Company’s Corporate Governance Guidelines and adopted a Director Resignation Policy.  This policy provides that if a nominee for director in an uncontested election receives a greater number of “withhold” votes for election than “for” votes (“Majority of Withhold”), that director shall promptly tender to the Board his or her resignation from the Board of Directors. Our Corporate Governance and Nominating Committee will then make a recommendation to the Board whether to accept or reject the resignation tendered by such director or whether other action is necessary.

Our Board will act on the tendered resignation, taking into account the recommendation of the Corporate Governance and Nominating Committee as well as other potentially relevant factors, within 90 days from the date of the certification of the election results. The director whose resignation is under consideration is not permitted to participate in the recommendation of the Corporate Governance and Nominating Committee or deliberations of the Board with respect to his or her resignation. If a director’s resignation is accepted by our Board, the Board may fill the resulting vacancy or may amend the Company’s Bylaws to decrease the size of the Board.

The Company’s Corporate Governance Guidelines are available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com.

Nominees for Election as Director

David B. Fischer, age 54, a Class 3 director whose current term expires in 2017, was appointed as a director of the Company in September 2010.  Mr. Fischer is retired and prior to his retirement, he was a director and President and Chief Executive Officer of Greif, Inc. (NYSE), a supplier of industrial packing systems from November 2011 to October 2015.  From 2007 to 2011, Mr. Fischer was the President and Chief Operating Officer of Greif, and from 2004 to 2007, Mr. Fischer served as Greif’s Senior Vice President and Divisional President, Industrial Packaging &

Services - Americas.  He is currently a member of the Boards of Directors of Ingredion Incorporated (NASDAQ) and DOmedia LLC, a privately held company.  Additionally, he serves on the Board of Habitat for Humanity International and the Wexner Medical Center of Ohio State University. Mr. Fischer holds a Bachelor of Science degree from Purdue University. Mr. Fischer’s management and leadership skills, developed over years of responsibility for complex, global manufacturing operations, and his intimate knowledge of mergers and acquisitions, position him as a critical component of our Board of Directors, as we look to grow both organically and by acquisition.

Perry W. Premdas, age 64, a Class 3 director whose current term expires in 2017, was appointed as a director of the Company in January 2008. He is currently retired.  From 1999 to 2004, Mr. Premdas was Chief Financial Officer of Celanese AG, a chemical and plastics business spun-off by Hoechst AG and listed on the Frankfurt stock exchange and the NYSE.  He was Senior Executive Vice President and Chief Financial Officer of Centeon LLC from 1997 to 1998. Over his career, he has led treasury, finance, audit and investor relations functions of US and international companies and had general manager, executive and director roles in various wholly-owned and joint venture operations.  Mr. Premdas holds a BA from Brown University and an MBA from the Harvard University Graduate School of Business. He served as a member of the Board of Directors of Compass Minerals International, Inc. (NYSE) until May 2015. Mr. Premdas has been our Audit Committee Chairman and the Board of Director’s audit committee financial expert since 2008.  The Company’s financial compliance programs and policies benefit from Mr. Premdas’ particular input and skilled guidance. Mr. Premdas’ combination of financial and international business management experience make him a valuable member of our Board of Directors.

Dr. John Y. Televantos, age 64, a Class 3 director whose current term expires in 2017, has been a director since February 2005, and lead director since August 2010. Dr. Televantos is a Partner at Arsenal Capital Partners, Inc., a private equity investment firm, where he leads the Chemicals and Materials practice of the firm.  Dr. Televantos was formerly with Hercules, Inc., a chemical manufacturing company, as President of the Aqualon Division and as Vice President of Hercules, Inc. from April 2002 through February 2005.  Dr. Televantos holds B.S. and Ph.D. degrees in Chemical Engineering from the University of London, United Kingdom.  In addition to Dr. Televantos’ experience in the chemical manufacturing industry and management of publicly traded chemical manufacturing entities, Dr. Televantos is also significantly involved in private equity markets and processes involving chemical manufacturing companies.  Collectively, these make Dr. Televantos a valuable member of the Board of Directors.

UPON RECOMMENDATION BY THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE ‘FOR’ THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

Directors Not Standing For Election

Theodore L. Harris, age 52, a Class 1 director whose current term expires in 2019, has been a director, President and Chief Executive Officer of the Company since April 2015 and Chairman of the Company’s Board of Directors since January 2017. Mr. Harris was employed by Ashland, Inc. (NYSE), in various senior management positions, serving most recently as Senior Vice President, President Performance Materials, from November of 2014 to April 2015. Prior to this position, from 2011 to 2014, he served as Senior Vice President, President Performance Materials & Ashland Supply Chain, and prior to that, Vice President, President Performance Materials & Ashland Supply Chain. Mr. Harris’ broad managerial, international, operational and sales experience, as well as his proven track record of developing and implementing strategies for delivering sustainable, profitable growth, make him a valuable member of our Board of Directors.

Matthew D. Wineinger, age 50, a Class 1 director whose current term expires in 2019, has been a director of the Company since September 2015. Since June 2015, Mr. Wineinger has been the President/CEO of United Sugars Corporation, a privately held, leading marketer of sugar. Mr. Wineinger served as President of Bulk Ingredients from June 2010 to November 2014, and as President, Food and Industrial Ingredients of Tate & Lyle PLC (LSE) from March 2008 to June 2010. Mr. Wineinger’s twenty-five years of extensive global, operational and strategic industry experience, together with his previous knowledge of manufacturing operations involving many of the Company’s current raw materials, make him a valuable member of our Board of Directors, particularly as the Company focuses on development and supply of products to human food and nutrition industries.

Paul D. Coombs, age 61, a Class 2 director whose current term expires in 2018, was appointed to our Board of Directors in September 2010. From April 2005 until his retirement in June 2007, Mr. Coombs served as the

Executive Vice President of Strategic Initiatives for Tetra Technologies, Inc. (NYSE), an oil and gas services company, and from May 2001 to April 2005, as its Executive Vice President and Chief Operating Officer. From January 1994 to May 2001, Mr. Coombs served as Tetra’s Executive Vice President – Oil & Gas. Mr. Coombs is a director of Tetra and is a member of its Audit and Corporate Governance and Nominating Committees. Mr. Coombs also serves as a director of CSI Compressco GP Inc. (“General Partner”), the general partner of CSI Compressco LP (the “Partnership”), CCLP (NASDAQ), a publicly traded limited “partnership”, both of which are subsidiaries of Tetra. Mr. Coombs has thirty-five years of experience in the oil and gas service and exploration industries, which, together with his entrepreneurial approach to management, provides the Board of Directors with essential counsel and insight into this area.

Edward L. McMillan, age 71, a Class 2 director whose current term expires in 2018, has been a director of the Company since February 2003.  Mr. McMillan owns and manages McMillan, LLC, a transaction-consulting firm that provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to the food and agribusiness industry sectors.  From 1988 to 1996, he was President and CEO of Purina Mills, Inc., where he was involved for approximately 28 years in various senior level positions in marketing, strategic planning, and business segment management. Mr. McMillan is also a member of the Board of Trustees for the University of Illinois System, which has campuses in Champaign-Urbana, Chicago, and Springfield, Illinois. McMillian is also Chair of the University of Illinois Research Park, L.L.C. in Champaign, Illinois and Chair of IllinoisVentures L.L.C. based in Chicago. Mr. McMillan’s background, experience and continued involvement in the agribusiness industry are of particular value to our Board of Directors.

Director Independence

The Board of Directors has made an affirmative determination that each of the Company’s directors, other than Mr. Harris, is independent, as such term is defined under the NASDAQ Marketplace Rules.

Meeting Attendance

During fiscal 2016, the Board of Directors held five regular meetings and one special meeting.  Each director attended at least 75% of the meetings of the Board held when he was a director and of the meetings of those Committees of the Board on which he served.

The Company has a policy of strongly encouraging directors to attend the annual meeting of stockholders. Historically, attendance has been excellent. All seven members of the Board of Directors attended the Company’s 2016 annual meeting of stockholders.

Committees of the Board of Directors

The Company’s Board of Directors has a standing Audit Committee, Executive Committee, Compensation Committee, and Corporate Governance and Nominating Committee.  The Board of Directors appoints the members of each Committee.  In 2016, the Audit Committee held three regular meetings and three telephonic or special meetings and each of the Compensation Committee and Corporate Governance and Nominating Committee held three meetings.  The Executive Committee did not meet in 2016.

Audit Committee. The Audit Committee is directly responsible for appointing, compensating and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial reporting, internal controls and procedures, and audit functions. The primary duties and responsibilities of the Audit Committee are to (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (ii) monitor the independence, qualifications and performance of the Company’s independent auditors, (iii) establish policies and procedures with respect to enterprise risk assessment and risk management, (iv) review Company procedures for identifying, monitoring, and mitigating risk exposures, and (v) provide an avenue of communication among the independent auditors, management and the Board of Directors.  The Audit Committee’s role with respect to the Company’s risk oversight is discussed under the section below entitled below entitled “Board Role in Risk Oversight”. The Audit Committee also monitors and, if necessary, investigates, reports made to the Company’s hotline dedicated for the notification of potential financial fraud under the Sarbanes-

Oxley Act of 2002. Responsibilities, activities and independence of the Audit Committee are discussed in greater detail under the section of this Proxy Statement entitled “Audit Committee Report.”

The Board of Directors of the Company has adopted a written charter for the Audit Committee, which is available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com. The current members of the Audit Committee are Messrs. Premdas (Chair), Coombs, Fischer and McMillan.  The Board of Directors of the Company has determined that the Audit Committee Chairman, Mr. Premdas, qualifies as an “audit committee financial expert,” as defined by SEC rules, and that all members of the Audit Committee are “independent” under the NASDAQ Marketplace Rules and SEC independence requirements applicable to audit committee members.

Compensation Committee.  The duties of the Compensation Committee are, among other things, to (i) review, approve and recommend to the Board of Directors for approval a compensation program, including incentives, for the Chief Executive Officer (“CEO”) and senior executives of the Company (the CEO may not be present during deliberations or voting on his compensation), (ii) recommend to the Board of Directors for approval the compensation of directors, and (iii) administer the Company’s equity compensation plans, including the Second Amended and Restated 1999 Stock Plan, as amended and restated effective June 20, 2013 (referred to in this Proxy Statement as the “1999 Plan”), and, if approved by the stockholders, the 2017 Ominbus Incentive Plan, which is further discussed in Proposal No. 2. The Compensation Committee solicits input from our CEO with respect to the performance of our executive officers and their compensation levels no less than once per calendar year, usually in the first quarter.

The members of our Compensation Committee have extensive and varied experience with various public and private corporations - as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels.  In addition to the extensive experience and expertise of the Compensation Committee’s members and their familiarity with the Company’s performance and the performance of our executive officers, the Compensation Committee is able to draw on the experience of other directors and on various legal and accounting executives employed by the Company, and the Compensation Committee has access to readily available public information regarding executive compensation structure and the establishment of appropriate compensation levels.

The Board of Directors of the Company has adopted a written charter for the Compensation Committee, which is available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com. The current members of the Compensation Committee are Dr. Televantos (Chair) and Messrs. Fischer, McMillan and Wineinger, each of whom is independent, as such term is defined under the NASDAQ Marketplace Rules.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent permitted by applicable law, to any other body or individual. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are (a) "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and (b) "outside directors" for the purpose of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The process for setting director and executive compensation in 2016 involved numerous steps. The Compensation Committee, with the assistance of Willis Towers Watson, an independent executive compensation advisory firm, approved a peer group of companies for purposes of targeting executive compensation. Based on information provided by Willis Towers Watson and by Company management, in early 2017 the Compensation Committee determined that no conflict of interest exists with, or was raised during 2016 by the work of, Willis Towers Watson, and that Willis Towers Watson is independent considering the factors enumerated by the SEC for evaluating compensation advisor independence. The next step in the process was an annual performance evaluation of each member of the management team.

At the Compensation Committee's meetings in early 2016, the Compensation Committee reviewed with senior management its recommendations and basis for Company performance goals for payouts of 2016 annual incentive awards and long-term compensation awards. Following this discussion, the Compensation Committee set the 2016 Company performance goals for annual incentive awards and long-term compensation awards that had to be achieved in order for payouts of such awards to occur. The Compensation Committee also approved the form of the long-term compensation awards. For information regarding the Compensation Committee’s role, absence of conflicts and fees, among other matters, see “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee. The duties of the Corporate Governance and Nominating Committee are, among other things, to (i) consider and make recommendations to the Board concerning the appropriate size, function and needs of the Board, (ii) determine the criteria for Board membership, oversee searches and evaluate and recommend candidates for election to the Board, (iii) evaluate and recommend to the Board responsibilities of the Board committees, (iv) annually review and assess the adequacy of the Company’s Corporate Governance Guidelines and recommend any changes to the Board for adoption, (v) annually evaluate its own performance as well as oversee an annual self-evaluation of the Board and other Board Committees, (vi) oversee compliance with the Company’s Stock Ownership Policies, (vii) consider matters of corporate social responsibility and corporate public affairs related to the Company’s employees and stockholders, (viii) recruit and evaluate new candidates for nomination by the full Board for election as directors, (ix) prepare and update an orientation program for new directors, (x) evaluate the performance of current directors in connection with the expiration of their term in office providing advice to the full Board as to nomination for reelection, and (xi) annually review and recommend policies on director retirement age.

The Board of Directors of the Company has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com. The current members of the Corporate Governance and Nominating Committee are Messrs. McMillan (Chair), Premdas and Coombs and Wineinger, each of whom is independent, as such term is defined under the NASDAQ Marketplace Rules.

Executive Committee.  The Executive Committee is authorized to exercise all the powers of the Board of Directors in the interim between meetings of the Board, subject to the limitations imposed by Maryland law.  The Executive Committee is also responsible for: (i) the recruitment, evaluation and selection of suitable candidates for the position of CEO, for approval by the full Board; (ii) the preparation, together with the Compensation Committee, of objective criteria for the evaluation of the performance of the CEO; and (iii) reviewing the CEO’s plan of succession for key executives of the Company.  The current members of the Executive Committee are Dr. Televantos (Chair), Mr. Fischer and Mr. McMillan.

Nominations of Directors

The Corporate Governance and Nominating Committee considers re-nominating incumbent directors who continue to satisfy the Company’s criteria for membership on the Board; whom the Board believes will continue to make contributions to the Board; and who consent to continue their service on the Board.  If the incumbent directors are not nominated for re-election or if there is otherwise a vacancy on the Board, the Corporate Governance and Nominating Committee will solicit recommendations for nominees from persons that they believe are likely to be familiar with qualified candidates, including Board members and members of management.  The Corporate Governance and Nominating Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. The Corporate Governance and Nominating Committee also considers independent director candidates recommended by one or more substantial, long-term stockholders. Generally, stockholders who individually or as a group hold 5% or more of the Company’s common stock and have continued to do so for over one year will be considered substantial, long-term stockholders. In order to be considered by the Corporate Governance and Nominating Committee, the names of such nominees, accompanied by relevant biographical information, must be properly submitted, in writing, to the Secretary of the Company by the deadline for including shareholder proposals in the Company’s proxy materials as set forth below in “Stockholder Proposals for 2018 Annual Meeting.” Stockholder nominations that comply with these procedures and that meet the criteria outlined above will receive the same consideration that other candidates receive.

The Corporate Governance and Nominating Committee and the Board have adopted guidelines for identifying or evaluating nominees for directors, including incumbent directors and nominees recommended by stockholders. The Company’s current policy is to require that a majority of the Board of Directors be independent; at least four of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors qualifies as an audit committee financial expert. In addition, directors may not serve on the boards of more than three other public companies without the approval of the Board of Directors and directors must satisfy the Company’s age limit policy for directors, which require that a director retire at the conclusion of his or her term in which he or she reaches the age of 70.  The guidelines for nomination for a position on the Board of Directors provide for the selection of nominees based on the nominee’s skills, achievements and knowledge, and also contemplate that the following will be considered, among other things, in selecting nominees: experience and skills in areas critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and the candidate’s ability to commit to the Board of Directors of the Company. Members of the Corporate Governance and Nominating Committee (and/or the Board) also meet personally with each nominee to evaluate the candidate’s ability to work effectively with other members of the Board, while also exercising independent judgment. Although the Board does not have a formal diversity policy, the Board endeavors to comprise itself of members with a broad mix of professional and personal backgrounds. Further, in considering nominations, the Governance and Nominating Committee takes into account how a candidate’s professional background would fit into the mix of experiences represented by the then-current Board.

Lead Director

The Board of Directors has had a Lead Director since 2005. Dr. Televantos has been the Lead Director since August 2010. The Lead Director functions, in general, to reinforce the independence of the Board of Directors of the Company, and is appointed on a rotating basis from the independent directors.  The Lead Director serves at the pleasure of the Board and, in any event, only so long as that person shall be an independent director of the Company. The Corporate Governance and Nominating Committee reviews annually the functions of the Lead Director and recommends to the Board any changes that it considers appropriate. The Lead Director provides a source of Board leadership complementary to that of the Chairman of the Board.  The Lead Director is responsible for, among other things, (i) working with the Chairman and other directors to set agendas for Board meetings; (ii) providing leadership in times of crisis together with the Executive Committee; (iii) reviewing the individual performance of each of the directors with the Chair of the Corporate Governance and Nominating Committee; (iv) chairing regular meetings of independent Board members without management present (executive sessions); (v) acting as liaison between the independent directors and the Chairman; and (vi) chairing Board meetings when the Chairman is not in attendance.

Current Board Leadership Structure

The Corporate Governance and Nominating Committee reviews the functioning of the Board and makes recommendations to the Board regarding the CEO, Chairman and Lead Director, in the manner in which it determines to be in the best interests of our stockholders, which is consistent with the Corporate Governance Guidelines adopted by the Company. Our Corporate Governance Guidelines are available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com. Our corporate governance principles do not require the Chairman of the Board to be independent and do not specify whether the positions of Chairman of the Board and the Chief Executive Officer must be separated. The Board and the Corporate Governance and Nominating Committee regularly consider the appropriate leadership structure for the Company and have concluded that the Company and its stockholders are best served by the Board the Corporate Governance and Nominating Committee retaining discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman of the Board, or whether the roles should be separated. The Board and the Corporate Governance and Nominating Committee believe that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the Company, based on the circumstances at the time.

On January 1, 2017, Dino A. Rossi retired from the Board of Directors.  Mr. Rossi had been Chairman of the Board of Directors, since 2007.  On January 1, 2017, upon recommendation of the Corporate Governance and Nominating Committee, the Board of Directors appointed Mr. Harris, our President and CEO, to the additional position of Chairman of the Board of Directors. The Board and the Corporate Governance and Nominating Committee currently believe that the Company and its stockholders are best served by having Mr. Harris serve in both positions. The Board and the Corporate Governance and Nominating Committee believe a number of factors support this decision. The Board and the Corporate Governance and Nominating Committee believe the combined Chairman and CEO structure promotes decisive leadership, ensures clear accountability and enhances our ability to communicate with a single and consistent voice to stockholders, employees and other stakeholders. Further, Mr. Harris is thoroughly familiar with our business and the challenges the Company faces in the current environment and is best situated to lead and focus discussions on those critical matters affecting the Company, which eliminates ineffective and unproductive meetings. In addition, the combination of the Chairman and the CEO position succeeds because of the engaged, knowledgeable involvement of our Board of Directors in combination with our culture of open communication with the CEO and senior management, enabling the CEO to be an effective conduit between management and the Board. This structure’s effectiveness is supported by the active function of the Lead Director, who provides and confirms the necessary independence in the functioning of the Board.

Board Role in Risk Oversight

While our Board provides direct risk oversight, responsibility for risk oversight is primarily administered through the Audit Committee. The Board and the Audit Committee has and will regularly discuss with management our major risk exposures, their potential financial impact on the Company and the management thereof. In particular, the Audit Committee receives, or arranges for the Board of Directors to receive, periodic reports from management on areas of material risk to the Company, including financial, operational, legal, regulatory and strategic risks. The Company has initiated an enterprise risk management effort led by its Internal Audit function. The Company does not have a chief risk officer; therefore, the Audit Committee receives these reports from the member of management tasked with the responsibility to understand, manage and mitigate the particular risks. The Chairman of the Audit Committee reports on the discussion to the full Board during the Committee reports portion of the next Board meeting, which enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to cross-discipline risks and interrelated risks. The Compensation Committee also evaluates risk, as such relates to our compensation program. Please refer to the discussion in the Compensation Discussion and Analysis under the section “Risk Considerations in our Compensation Program”.

Communicating With the Board of Directors

Members of the Board and executive officers are accessible by mail in care of the Company. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the General Counsel with a request to forward the communication to the intended recipient. In the alternative, stockholders can direct correspondence to the Board via the Chairman, or to the attention of the Lead Director, in care of the Company at the Company’s principal executive office address, 52 Sunrise Park Road, New Hampton, NY 10958. The Company will forward such communications, unless of an obviously inappropriate nature, to the intended recipient.

Executive Sessions of the Board of Directors

The Company’s independent directors meet regularly in executive sessions following each regularly scheduled meeting of the Board of Directors. These executive sessions are presided over by the Lead Director. The independent directors presently consist of all current directors, except Mr. Harris.

Executive Officers

Set forth below is certain information concerning the executive officers of the Company (other than Mr. Harris, whose background is described above under the caption “Directors Not Standing for Election”).

William A. Backus, CPA, age 51, has been Chief Financial Officer and Treasurer since June 2014. He was Chief Accounting Officer and Assistant Treasurer of the Company since June 2011, and was Controller of the Company from January 2006 to June 2011.  He was Controller of Stewart EFI, LLC, a precision metal component manufacturer, from 1999 through 2005.

Frank J. Fitzpatrick, CPA, age 56, has been Vice President, Administration since June 2014. He was Chief Financial Officer of the Company from January 2004 to June 2014 and Treasurer of the Company from June 2003 to June 2014, and was Controller of the Company from April 1997 to January 2004. He was Director of Financial Operations/Controller of Alliance Pharmaceutical Corp., a pharmaceuticals company, from September 1989 through March 1997.

David F. Ludwig, age 59, has been Vice President and General Manager, Specialty Products since July 1999 and an executive officer of the Company since June 2000.  He was Vice President and General Manager of Scott Specialty Gases, a manufacturer of high purity gas products and specialty gas blends, from September 1997 to June 1999.  From 1986 to 1997 he held various international and domestic sales and marketing positions with Engelhard Corporation’s Pigments and Additives Division.

John E. Kuehner, age 51, has been Vice President, Operations, since May 2005 and an executive officer of the Company, since February 2017.  From 2002 to 2005, he was Vice President, Operations, Corp. Packing Division of Flint, Inc., a manufacturer of various inks and pigments, and prior to that, Plant Manager of Flint’s Holland Michigan manufacturing facility.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Corporate Controller. The Company has also adopted a Code of Business Conduct and Ethics applicable to its employees, which is also applicable to the Company’s directors and officers. Any waiver of any provision in either of the aforementioned codes in favor of members of the Board or in favor of executive officers may be made only by the Board. Any such waiver, and any amendment to such Codes, will be publicly disclosed in a Current Report on Form 8-K.  The Code of Ethics and Code of Business Conduct and Ethics are available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of any subsequent changes in ownership of Common Stock and other equity securities of the Company.  Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates.

Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2016, its officers and directors and holders of more than 10% of the Company’s Common Stock timely complied with Section 16(a) filing date requirements with respect to transactions during such year.

Compensation Committee Interlocks and Insider Participation

Messrs. Fischer, McMillan and Wineinger and Dr. Televantos, each of whom is a director of the Company, served as the members of the Compensation Committee during 2016. None of Messrs. Fischer, McMillan and Wineinger nor Dr. Televantos  (i) was, during the last completed fiscal year, an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.  During 2016, there were no interlocking relationships between the Company’s Board of Directors or Compensation Committee, or the board of directors or compensation committee of any other company that are required to be disclosed under Item 407 of Regulation S-K.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee (the “Compensation Committee”) of the Board of Directors has made under those programs and the factors considered in making those decisions. This CD&A focuses on the compensation of our named executive officers (“NEOs”) for 2016.

 What We Do and Do Not Do
WE DO	WE DO NOT
Target total direct compensation for our NEOs generally at the 50th percentile	Allow hedging or pledging of Company securities

Pay for performance and, accordingly, a significant portion of each NEO's total compensation opportunity is "at risk" and dependent upon achievement of specific corporate and individual performance goals, resulting in lesser emphasis on fixed base salary
Encourage unnecessary or excessive risk taking as a result of our compensation policies and practices
Base our short-term incentive plan on multiple performance measurements, including both financial and operational metrics	Provide perquisites to our NEOs that are not generally offered to all other executives
Complement our annual compensation to each NEO with time-based and performance-based multi-year vesting schedules and performance cycles for equity incentive awards	Have employment agreements with any of our NEOs other than our CEO
Base any annual base salary adjustments and annual long-term equity awards to our NEOs, partially, on prior-year individual performance	Provide a defined benefit pension plan or any supplemental executive retirement plan or other form of non-qualified retirement plan for our NEOs
Select and use a similarly-sized peer group to assess the compensation of our NEOs and a publicly traded peer group to compare and rank the Company's total shareholder return
Provide for any "gross ups" for any excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the "Code")

Assuming approval of the 2017 Plan, maintain a clawback policy pursuant to which the Company can seek reimbursement of either cash or equity based incentive compensation in the event of a financial restatement
Assuming approval of the 2017 Plan and except as provided in a single employment agreement, provide for single-trigger vesting acceleration upon a change in control of the Company
Have stock ownership guidelines for our executives and non-employee directors	Allow any repricing of stock options/stock appreciation rights without stockholder approval or unlimited transferability of awards
Engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors	Have deferred compensation plans or employee stock purchase plans
Going forward, provide for minimum vesting of awards and maximum award limits
Ensure that a significant portion of our non-employee director compensation consists of time-vested restricted stock

Consideration of 2016 Stockholder Advisory Vote on Executive Compensation

At our annual meeting of stockholders on June 15, 2016, our stockholders once again expressed support for our compensation programs and the compensation of our NEOs, with an approval rate of approximately 75% of votes cast for our management "say on pay" resolution. The Compensation Committee carefully evaluated the results of the 2016 “say on pay” vote, and consistent with recommendations from Willis Towers Watson, made no significant changes to the overall design of our compensation program during 2016. The Company communicates regularly with shareholders on various matters, including executive compensation, and seeks to incorporate shareholder input into its executive compensation practices. Consequently, in 2016, driven partially by valuable feedback received from some of the Company's most significant stockholders, we (i) did not award any off-cycle, time-vested retention equity grants; and (ii) have enhanced certain compensation disclosures included in this "Compensation Discussion and Analysis" section of this Proxy Statement. The Compensation Committee will continue to take into account stockholder feedback and evolving best practices in making compensation decisions in future years and will continuously endeavor to ensure that management’s interests are aligned with those of our stockholders and support long-term value creation.

In addition, also driven in part by shareholder input and our continuing efforts to implement best practices in executive compensation decisions, we have included the following features in our proposed 2017 Plan (see “Proposal No. 2”):

•	Limitation on shares requested: The maximum number of shares which may be issued under the 2017 Plan is 1,600,000 shares;

•	No Repricing of Options or SARs: The 2017 Plan does not allow repricing, amendment or exchange of outstanding options/SARS without stockholder approval;

•	No Discounted Awards: The exercise price per share of stock under an option or SAR award must be not less than the fair market value of the common stock of the Company on the date of grant;

•
Minimum Vesting:  Except for 5% of the shares authorized for grant under the 2017 Plan or as provided in an employment agreement as in effect on the effective date of the 2017 Plan, awards (other than cash performance awards) are generally subject to a minimum vesting period of one year;

•
Dividends or Dividend Equivalents:  Dividends or dividend equivalents otherwise payable on an unvested award will accrue and be paid only at such time as the vesting conditions applicable to the underlying award have been satisfied;

•	No “Liberal” Share Recycling: The 2017 Plan does not allow for the recycling of shares used to satisfy the exercise price or taxes for any awards;

•	No “Liberal” Change-in-Control: The 2017 Plan requires the consummation of a merger or similar transaction and a minimum acquisition of 50% of the outstanding shares before a change-in-control occurs;

•
No Automatic “Single-Trigger” Vesting on Change-in-Control: Except as provided in an employment agreement as in effect on the effective date of the 2017 Plan, the 2017 Plan does not provide for automatic acceleration of outstanding awards upon the occurrence of a of a change-in-control;

•
Limitations on Awards to Non-Employee Directors: In the case of awards to non-employee directors under the 2017 Plan, the maximum amount or value that may be granted in any calendar year (inclusive of cash compensation) may not exceed $800,000;

•
Compensation Recovery:  Under the 2017 Plan, in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirements under the securities laws, the Compensation Committee would have the discretion to require reimbursement or forfeiture of certain excess performance-based awards received by certain executive officers of the Company during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement; and

•	Section 162(m): Awards may (but need not) be structured to qualify as “performance based” under Section 162(m) of the Code.

General Compensation Objectives and Guidelines

The Company’s overall compensation philosophy is to offer competitive salaries, cash incentives, equity awards and benefit plans consistent with peer entities, while considering the Company’s financial performance.  Rewarding key employees who contribute to the continued success of the Company through cash compensation and equity participation are key elements of the Company’s compensation policy. The Company’s executive compensation policy is to attract and retain key executives necessary for the Company’s short and long-term success by establishing a direct link between executive compensation and the performance of the Company, by rewarding individual initiative and the achievement of annual corporate goals through salary and cash bonus awards, and by providing equity awards, wherein executives are incentivized to generate enhanced stockholder value. To effectuate this philosophy, the Compensation Committee favors a “pay for performance” approach.  As a result, our compensation program contains a mix of stable and at risk compensation components, where a significant percentage of executive compensation is tied to corporate performance.

Compensation Committee Methodology

The CEO recommends to the Compensation Committee the amount of total annual compensation for each of the other Named Executive Officers. The CEO completes an annual performance assessment for each of the other Named Executive Officers, which is reviewed and considered by the Compensation Committee in its deliberations of compensation amounts.  The Compensation Committee conducts an annual performance appraisal of the CEO based on evaluation information solicited from each of the independent members of the Board of Directors, and recommends to the Board of Directors the annual compensation package for the CEO.  In determining the compensation of the Company’s Named Executive Officers for 2016, including the compensation of the CEO, the Compensation Committee considered a number of quantitative and qualitative performance factors.  The Compensation Committee’s considerations consisted of, but were not limited to, analysis of the following factors:  financial performance of the Company, including return on equity, cash flow, return on assets, growth of the Company, management of assets, liabilities, capital, liquidity and risk.  The Compensation Committee endeavors to balance short-term and long-term performance of the Company and cumulative shareholder value when establishing performance criteria for each of the Named Executive Officers and for the management team as a group.  In formulating total compensation, the Compensation Committee also considers intangible factors such as: the scope of responsibility of the executive; leadership within the Company, the community and the applicable industries in which the Company engages; and the enhancement of shareholder value.  All of these factors are considered in the context of the market for the Company’s products and services, and the complexity and difficulty of managing business risks in the prevailing economic conditions and regulatory environment.  The analysis is conducted with respect to each of the Named Executive Officers, including the CEO.  The Compensation Committee believes that the total compensation provided to the Company’s Named Executive Officers is competitive and has been demonstrated as effective. Details regarding the compensation of each of the Named Executive Officers are set forth in the tables that follow.

Compensation Consultants

The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management, where it deems such delegation appropriate and permitted under applicable law.

In 2016, the Compensation Committee retained Willis Towers Watson to provide survey data and advice on market trends in executive compensation.  This work enabled the Compensation Committee to:  (1) confirm that the Company’s executive compensation program is competitive, and (2) discuss alternative program designs. With respect to the engagement of Willis Towers Watson, the Compensation Committee considered each of the six independence factors adopted by the SEC and NASDAQ under Exchange Act Rule 10C-1 and concluded that Willis Towers Watson was independent and that its services to the Compensation Committee did not raise any conflict of interest. Willis

Towers Watson’s work in 2016 focused on an analysis of the overall competitiveness of our executive compensation program. Willis Towers Watson’s work in 2016 focused benchmarking the following elements of our executive compensation:  (1) base salary; (2) annual/short-term incentives (cash bonus); (3) total cash compensation, or base salary, plus annual incentives; (4) long-term incentives (equity); and (5) total direct compensation (total cash compensation, plus long-term incentive compensation). The scope of review included two market perspectives.

Also as part of its engagement, Willis Towers Watson reviewed the Company's current director and executive officer compensation, considered the peer group to be used for assessment of director and executive officer compensation and assessed the competitiveness of the Company's director and executive officer compensation. Willis Towers Watson also provided perspectives on market trends. During 2016, Willis Towers Watson received $23,533 in fees for director and executive officer compensation advisory services to the Compensation Committee. The decision to engage Willis Towers Watson and its affiliates for these other services was reviewed and approved by the Compensation Committee. The Compensation Committee does not believe that the provision of these services affected the objectiveness of the executive compensation advice it receives from Willis Towers Watson.

Willis Towers Watson in its work used the “peer group” of companies, shown below:

Akron, Inc. Calgon Carbon Corporation Chemtura Corporation Emergent BioSolutions, Inc. Ferro Corporation HB Fuller Co.	Impax Laboratories Inc. Innophos Holdings Inc Innospec Inc. Masimo Corporation Minerals Technologies Inc. Platform Specialty Products Corporation	Quaker Chemical Corporation Sensient Technologies Corporation Stepan Company

The “peer group” shown above was developed based on comparability to the Company in terms of industry and size, with data generally taken from 2016 peer group proxy statements.  Further, Willis Towers Watson used data compiled from its Top Management Compensation Survey, which was adjusted to our revenue size.  The Company and Willis Towers Watson believe that the survey data is representative for executive compensation benchmarking purposes.  As a general rule, from time to time, we intend to retain outside compensation consultants that will provide benchmarking data, which will continue to include published survey data and may include “peer group” data.

Benchmarks

While compensation survey data and benchmarking are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations, particularly with respect to individual performance. Accordingly, our Compensation Committee applies its judgment to adjust and align each individual element of our compensation program with the broader objectives of the program.  For example, we consider other factors, including, but not limited to, the Company’s historical compensation trends; recommendations of the CEO; the performance of the Company, its operating units and their respective executives; market factors such as the health of the economy and of the industries served by the Company; the availability of executive talent; executives’ length of service; and internal assessments and recommendations regarding particular executives.  The compensation survey analysis for 2016 was not aimed at establishing exact benchmarks for our compensation program, but rather to provide a point of reference and a “reality check” to obtain a general understanding of the current compensation levels of companies of approximately our size in industries in which we operate.

The results of the analysis of the compensation survey, as well as the other sources consulted, showed that the Company’s executive base compensation is below the market median, and the Company’s total compensation levels are consistent with the market median compensation levels giving consideration to equity awards and at-risk/performance compensation. In addition, Willis Towers Watson’s assessment confirmed that the relationship of the total compensation of the Chief Executive Officer and the Named Executive Officers is within standards identified by prominent proxy advisors and credit organizations as appropriate.

Base Salary

Base salary represents the fixed component of the executive compensation program. The base annual salaries we provide to our executive officers are intended as compensation for each executive officer’s ongoing contributions to the performance of the area(s) for which they are responsible. Base salary also impacts annual incentive cash bonus amounts and long term compensation, because they are based on a percentage of base salary.

In keeping with our compensation philosophy to attract and retain individuals of high quality, executive officer base salaries have been set to be competitive with base salaries paid to executive officers of comparable companies as referenced above. The Compensation Committee also considers:  experience and industry knowledge of the Named Executive Officers; the quality and effectiveness of their leadership at the Company; performance relative to total compensation; internal pay equity among the Named Executive Officers and other Company senior executives; historical considerations; company strategy; retention factors and input from our CEO regarding individual performance.

The base annual salary levels of each of our executive officers are reviewed annually and adjusted from time to time to recognize individual performance, promotions, competitive compensation levels, retention requirements, internal pay equity, overall budgetary considerations and other qualitative factors.  As shown below in “Executive Compensation - Summary Compensation Table,” in 2016, the Compensation Committee increased the base salaries of the Named Executive Officers as a result of overall Company and individual performance in 2015.

Cash Based Incentives

Bonuses represent a variable, at-risk, component of the executive compensation program that is tied to both Company performance and individual achievement. The Company’s policy is to base a meaningful portion of its executive officers’ cash compensation on bonus opportunities.  In determining bonuses, the Company considers factors such as the individual’s contribution to the Company’s performance and the relative performance of the Company during the year.

At the end of each calendar year, the Compensation Committee of the Board of Directors approves an Incentive Compensation Program (the “ICP”) for the succeeding calendar year. The ICP provides for the awarding of cash bonus compensation to executive officers and certain other employees, based upon, for the most part, objective levels of achievement of specific company goals established for the particular officer or employee, and for the weighting of those goals to determine the amount of the bonus. Although the Compensation Committee approves the ICP at the end of the preceding year, it also reviews competitive market data for executive officer positions from time to time. The Compensation Committee also may, however, grant incentive awards at other times during the year because of new appointments or promotions during the year. Our Compensation Committee does not time the grants of incentive awards around our release of undisclosed material information.

Establishing applicable goals requires a well-defined annual business plan and targets defined therein from which most ICP goals are measured. Our annual business plan evolves from our corporate strategic plan and is approved by the Board of Directors each December for the following fiscal year. Company EBITDA, defined as consolidated earnings before interest, depreciation and amortization, and Free Cash Flow, defined as operating cash flow minus capital expenditures, are the two primary and independent corporate metrics upon which bonuses are determined. No incentive cash bonus is payable in respect of the EBITDA measure under the ICP unless the Company attains a threshold minimum EBITDA as approved by the Compensation Committee. Similarly, no incentive cash bonus is payable in respect of the Free Cash Flow measure under the ICP unless the Company attains a threshold Free Cash Flow as approved by the Compensation Committee. In the event that threshold minimums are exceeded, however, then the amount of the ICP awards will be pro-rated up to 100% of bonus for reaching target levels and in excess thereof for exceeding such target levels up to stretch and then maximum bonus amounts, all as originally established by the Compensation Committee. The Compensation Committee established such threshold, target, stretch and maximum levels of EBITDA and Free Cash Flow for 2016 as part of the approval of the ICP for that year, based, amongst other things, upon the Company’s preliminary results of operations for the 2015 as then available. The Company’s threshold and target amounts were set in late 2015 for 2016 as follows: (i) EBITDA at $142,020,000 and $157,800,000, respectively, and (ii) Free Cash Flow at $77,900,000 and $86,500,000, respectively. For additional detail on the ICP, see “Summary Compensation Table – Grants of Plan Based Awards.”

EBITDA and Free Cash Flow are financial measures that are not in accordance with United States generally accepted accounting principles (GAAP). The Company believes that the use of these measures in the executive compensation context is helpful in evaluating and comparing our past financial performance with our future results. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company believes that these non-GAAP measures provide useful information about certain of the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future in the context of evaluating the performance of our executive officers.

ICP target bonus amounts are based upon a percentage of each executive officer’s base yearly salary. For 2016, the aggregate ICP target bonus for Mr. Harris was 100% of his annual base salary; for Mr. Backus was 45% of his annual base salary; for Mr. Kuehner was 45% of his annual base salary; for Mr. Fitzpatrick was 45% of his annual base salary; and for Mr. Ludwig was 40% of his annual base salary.  These percentages were selected by the Compensation Committee as believed to be consistent with the custom and practice of industry peers and appropriate to attract and retain executive talent. The Compensation Committee may, in its discretion, approve cash based bonuses when ICP goals are not met, if it believes there has nevertheless been exceptional segment or individual performance.

On February 28, 2017, following the completion of the audit of the Company’s financial results for 2016 and the Compensation Committee’s review of those results, the committee noted that the Company, in 2016, had achieved (i) EBITDA in the amount of $149,263,000, which exceeded the 2016 threshold EBITDA and nearly met the target EBITDA for the payment of ICP bonuses for 2016; and Free Cash Flow of $84,600,000, which exceeded the 2016 threshold EBITDA and nearly met the target EBITDA for the payment of ICP bonuses for 2016.

The Company chose EBITDA and Free Cash Flow as the only bonusable goals for our executive officers (except Mr. Ludwig) in an effort to simplify the cash incentive process of our Executive Compensation Program, while tying individual executive performance to meaningful corporate performance. Mr. Ludwig has two additional 2016 performance goals because he is head of a business segment. Therefore, segment business income and segment revenue are appropriate ICP goals in his case.

The Compensation Committee weighted the target goals as follows: (1) Corporate EBITDA – 70%; and (2) Free Cash Flow – 30% of each NEO’s (except Mr. Ludwig) total potential ICP bonuses. Mr. Ludwig’s weighted goals were as follows: (1) Corporate EBITDA – 20%; (2) Free Cash Flow – 20%; (3) Specialty Products Business Income – 40%; and (4) Specialty Products Sales – 20%. The foregoing and additional information is set forth in the following table describing the ICP goals and actual awards for our NEOs in 2016:

NEO	ICP % of Annual Base Salary	ICP Target Bonus	ICP Goal	Weight	2016 ICP Award
Ted Harris	100%	$636,000
		$446,000	EBITDA	70%
		$190,000	Corporate Free Cash Flow	30%	$350,997
Bill Backus	45%	$116,424
		$81,497	EBITDA	70%
		$34,927	Corporate Free Cash Flow	30%	$61,778
Frank Fitzpatrick	45%	$138,600
		$97,020	EBITDA	70%
		$41,580	Corporate Free Cash Flow	30%	$77,219
David Ludwig	40%	$121,680
		$24,336	EBITDA	20%
		$24,336	Corporate Free Cash Flow	20%
		$48,672	Specialty Products Business Income	40%
		$24,336	Specialty Products Sales	20%	$38,513
John Kuehner	45%	$142,038
		$99,427	EBITDA	70%
		$42,611	Corporate Free Cash Flow	30%	$79,135

2016 ICP Discussion

As set forth in the table above, based on the overall assessment of the performance of the Company and the named executive officer against ICP goals, the Compensation Committee made the following determinations for fiscal year 2016:

EBITDA. The Compensation Committee noted that the Company exceeded threshold and achieved 96.4% of target EBITDA for 2016. Accordingly, the Compensation Committee determined that each of the Named Executive Officers earned 46.2% of that portion of their ICP target bonus.

Free Cash Flow. The Compensation Committee determined that the Company exceeded threshold and achieved 97.8% of target Free Cash Flow for 2016. Accordingly, the Compensation Committee determined that each of the Named Executive Officers earned 77.9% of that portion of their ICP target bonus.

Mr. Ludwig. In addition to EBITDA and Free Cash Flow, the Compensation Committee determined that for 2016 the Specialty Products segment exceeded threshold and achieved 96.5% of the ICP target amount of Business Income and 98% of the ICP target amount of Product Sales for 2016.  Accordingly, the Compensation Committee determined that Mr. Ludwig earned 31.3% and 25%, respectively, of each of those portions of his ICP bonus. The Compensation Committee had determined that each of these targets was difficult to achieve in light of the comparison thereof with historical and projected metrics.

Equity Based Compensation

The Compensation Committee believes that one important goal of the executive compensation program should be to provide executives, key employees — who have significant responsibility for the management, growth and future success of the Company, and directors — with an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. The goal of this approach is that the interests of the stockholders, executives, employees and directors will be closely aligned.  We believe that equity awards provide a strong alignment between the interests of our executives, including the NEOs, and our stockholders. The Equity Compensation Program, or LTCP, is a complementary compensation program to the ICP and accordingly, the Compensation Committee seeks to provide motivation to our executives through the use of equity awards consistent with the reasonable management of the Company's overall equity compensation expense and stockholder dilution. The Compensation Committee grants equity awards to our executives, including the NEOs, in the first quarter of each fiscal year, as a reward for past corporate and individual performance, as an incentive for future performance, and as a retention tool.

LTCP Process

The Compensation Committee establishes each LTCP participant’s “Target Equity Value”, which is the dollar amount of equity the executive can earn upon attainment of the ICP goals at target level performance. The Compensation Committee, having reviewed the “peer group” data, has established “Target Equity Multipliers” (as a percentage of base salary) as set forth below with respect to the positions to which each Target Equity Multiplier corresponds. The Target Equity Multiplier is based upon the Equity Award Level determined by the Compensation Committee, which is related to the individual participant’s position in the Company.

Executive	Target Equity Multipliers (of Base Salary)
President & CEO (Theodore L. Harris)	1.75
CFO (William A. Backus)	1.00
VP Administration (Frank J. Fitzpatrick)	1.00
VP/GM Specialty Products (David F. Ludwig)	1.00
VP Operations (John E. Kuehner)	1.00

The applicable Target Equity Multiplier is multiplied by the respective individual LTCP participant’s annual base salary to arrive at the Target Equity, which is subject to grant pursuant to this LTCP. The Target Equity, in dollars, is then converted into equity based upon the fair value of the Company’s common stock on the date of grant under this LTCP, usually in February or March of each calendar year.  Accordingly, the LTCP for 2016 was established in late 2015 and the equity awards earned thereunder for 2016 performance were granted on February 21, 2017.  Although the Compensation Committee approves the LTCP equity in this time frame, it also reviews competitive market data for executive officer positions from time to time. The Compensation Committee also may, however, grant incentive awards at other times during the year because of new appointments or promotions during the year. Our Compensation Committee does not time the grants of incentive awards around our release of undisclosed material information. The Compensation Committee may, in its discretion, make adjustments to individual grants based upon individual performance. The Target Equity will then be granted to the participant in the combination of options to purchase common stock and performance shares, as follows:

•
50% of the Target Equity awarded each participant will be in options to purchase the Company’s common stock. Stock options vest incrementally over three years: 20% on the first anniversary of the grant date; 40% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date. These options expire ten years after grant.  Stock options will be granted pursuant to the terms and conditions of the Company’s stock option agreement.

•
50% of the Target Equity granted each participant will be granted in performance shares.  These granted performance shares will be split equally into performance shares based upon different performance metrics, as follows:

o
25% of the performance shares granted will be based upon a pre-determined Company EBITDA performance target over the following three (3) years after grant and will cliff vest three (3) years from date of grant. At vesting, the grantee will earn Company common stock as follows:

Performance Level	% of EBITDA Performance	Stock Granted as a % of Target
Maximum	130 % of target	200%
Target	100% of target	100%
Threshold	80% of target	50%
Below Threshold	<80% of target	0%

o
25% of the performance shares granted will be based upon total shareholder return (TSR) v. the Russell 2000 Index over a three (3) year period. The TSR performance shares will cliff vest three (3) years from grant date with the amount of stock granted upon vesting will be as follows:

Performance Level	3 Year TSR Performance	Payout as a % of Target
Maximum	75th Percentile	200%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	<25th Percentile	0%

The Company granted equity awards with respect to 2016 on February 21, 2017 under the LTCP as set forth in the following table.

Name	Number of Performance Shares (EBITDA) (#)(1)	Number of Performance Shares (TSR) (#)(1)	Number of Shares Underlying Options (#)(1)		Exercise Price of Option Awards ($/Sh)
Theodore L. Harris	3,590	2,940	25,930		$85.40
William A. Backus	760	620	5,480		$85.40
Frank J. Fitzpatrick	900	740	6,250		$85.40
David F. Ludwig	790	650	5,720		$85.40
John E. Kuehner	920	760	16,680	(2)	$85.40
(1)
Because these equity awards were granted in 2017, the performance shares and options in this table are not included in the Summary Compensation Table below as 2016 compensation and will be included in the Summary Compensation Table in next year’s proxy statement as 2017 compensation.

(2)	Mr. Kuehner was granted 10,000 stock options in special recognition of his interim role managing our R&D function.

Stock Ownership Requirements; Trading Limitations

In 2008, the Company adopted formal stock ownership requirements for its directors and executive officers.  According to the policy, directors are required to own shares of the Company’s Common Stock at least equal to five times their annual cash retainer and executive officers must own such shares as determined by a multiple of their annual base salary as follows:  (1) CEO, three times; (2) Chief Financial Officer, one and one half times; and (3) Vice President/Officer, one times. Both directors and executive officers have five years from the later of the date of the adoption of this policy or from the date of hire or commencement of service as a director, as applicable, to attain the required level of ownership.  All directors and officers are currently in compliance with this policy. The Company provides in its insider trading policy that directors and executive officers may not sell Company securities short and may not sell puts, calls or other similar derivative securities tied to our Common Stock.

Employment Agreements

The Company entered into an employment agreement with Mr. Harris in April 2015. Other than such employment agreement, there are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments. The Company does not have a written policy regarding employment agreements. There is no provision in Mr. Harris’ employment agreement or in any employment arrangement with any other executive officer whereby any tax gross-up payment to cover any excise taxes on excess parachute payments will be made.

401(k) Retirement/Profit Sharing Plan

During 2016, the Company sponsored two 401(k) savings plans for eligible employees. The plans allowed participants to make pretax contributions and the Company matched certain percentages of those pretax contributions. One of the plans had a discretionary profit sharing portion. The plans were merged in January 2017. The Company provides a fully vested 100% matching contribution on up to 6% of elective deferral. All amounts contributed to the plan are deposited into a trust fund administered by independent trustees.

The profit-sharing portion of the plan covers all active employees who have completed 1,000 hours of service, as defined, are 18 years of age or older, and are active employees of the Company at December 31. Eligible employees are enrolled in the profit-sharing portion on the first day of the month after they become eligible to participate and the amount of eligible compensation used by the Company is retroactive to the date of hire for eligible employees.  The amount of the Company’s contribution to the 401(k) Plan for each of the named executive officers is shown in a footnote to the Summary Compensation Table.

Perquisites

Perquisites are granted to the executive officers occasionally and are generally de minimis and not a material component of compensation.

Mr. Harris is entitled to the use of an automobile leased by the Company and to be reimbursed for a specified level of premiums for life and disability insurance. He is also entitled to the use of a financial planner.  The Company pays to insure and maintain Mr. Harris’ automobile, as well as reimburses Mr. Harris for auto expenses to the extent related to Company business. Messrs. Backus, Fitzpatrick, Ludwig and Kuehner receive cash allowances associated with the use of their personal automobiles.

Risk Considerations in our Compensation Program

Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•
Our compensation consists of both fixed and variable components. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business aspects. The variable (cash bonus and equity) portions of compensation are designed to reward both short and long-term corporate performance. For short-term performance, our cash bonus is awarded based primarily on individual and corporate performance goals or targets.  For long-term performance, our stock option awards generally incrementally vest over three years and are only valuable if our stock price increases over time. Our restricted stock grants generally “cliff vest” in four years, while our performance based restricted stock grants generally vest in three years subject to performance criteria being met. We feel that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•
Because consolidated Company EBITDA is the contingent factor upon which ICP cash incentive and LTCP equity compensation depends, we believe our executives are encouraged to take a balanced approach that focuses on corporate profitability, rather than other measures such as revenue targets, which may incentivize management to drive sales levels without regard to cost structure. If we are not sufficiently profitable, there are no payouts under the ICP or the LTCP programs.

•
Our ICP and LTCP awards are capped for each participant, which mitigates excessive risk taking. Even if the Company dramatically exceeds its EBITDA target, ICP and LTCP awards are limited. Conversely, there are no ICP or LTCP awards unless minimum performance levels of applicable goals are achieved.

•
We have stock ownership guidelines, which we believe provide a considerable incentive for management to consider the Company’s long-term interests because a portion of their personal investment portfolio consists of the Company’s stock. In addition, we prohibit all hedging transactions involving our stock so our executives cannot insulate themselves from the effects of poor Company stock price performance.

Deductibility of Executive Compensation

In accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the deductibility for federal corporate income tax purposes of compensation paid to certain of our individual executive officers in excess of $1 million in any year may be restricted. The Compensation Committee considers the impact of Section 162(m) in establishing the structure, performance targets and timing of awards under the 1999 Plan as well as the proportion of cash compensation attributable to base salary and performance based compensation. Although the Compensation Committee plans to evaluate and limit the impact of Section 162(m), it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain the best possible executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee may approve compensation to executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. In this regard, certain portions of compensation paid to the Named Executive Officers may not be deductible for federal income tax purposes under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the above “Compensation Discussion and Analysis” with management.

Based upon this review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.

John Y. Televantos (Chairman)
David B. Fischer
Edward L. McMillan
Matthew D. Wineinger

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by (i) our Chief Executive Officer (“Principal Executive Officer”), (ii) our Chief Financial Officer (“Principal Financial Officer”), and (iii) each of our other “Named Executive Officers” for the fiscal years ended December 31, 2016, 2015 and 2014.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)		Total ($)
Theodore L. Harris	2016	$636,000	$1,731,490	$185,614	$350,997	$44,526	(a)	$2,948,627
Chairman, President & CEO	2015	$319,617	$1,302,543	$39,388	$250,000	$10,188		$1,921,736

William A. Backus	2016	$258,720	$197,083	$235,768	$61,778	$28,330	(b)	$781,678
CFO and Treasurer	2015	$246,400	$255,000	$180,070	$75,000	$26,307		$782,778
	2014	$220,000	$95,740	$170,891	$96,566	$22,735		$605,932

Frank J. Fitzpatrick	2016	$308,000	$174,709	$280,082	$77,219	$28,704	(c)	$868,714
Vice President Administration,	2015	$280,000	$241,922	$124,253	$83,500	$31,831		$761,506
Asst. Secretary	2014	$266,000	$114,087	$125,999	$132,929	$27,631		$666,646

David F. Ludwig	2016	$270,400	$156,832	$125,895	$38,513	$29,874	(d)	$621,514
VP/GM Specialty Products	2015	$260,000	$214,646	$87,791	$50,000	$33,062		$645,498
	2014	$252,960	$85,575	$93,592	$69,796	$29,071		$530,994

John E. Kuehner	2016	$315,640	$172,505	$157,100	$79,135	$25,314	(e)	$749,694
Vice President, Operations
(1)
The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value as computed in accordance with FASB Accounting Standards Codification 718 adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. A discussion of the assumptions used in valuation of stock and option awards may be found in “Note 3 – Stockholders’ Equity” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 28, 2017. Amounts shown for each of the fiscal years ended December 31, 2016, 2015 and 2014 reflects grants in each such year based on achievement of performance goals set in the prior year under the LTCP (e.g., amounts shown for 2016 reflect grants made in 2016 based on performance of our achievement goals set in 2015 under the LTCP). For fiscal years ended December 31, 2016 and 2015, the awards reported in the “Stock Awards” column above consist of performance-based restricted stock. The grant date fair value of the performance-based restricted stock is reflected at target payout based on the probable outcome of the performance conditions. The maximum value at the grant date assuming achievement at the highest performance conditions would be as follows:  (i) for 2016:  Mr. Harris - $1,856,089; Mr. Backus – $238,150; Mr. Fitzpatrick – $220,209; Mr. Ludwig – $199,579; and Mr. Kuehner – $223,089; and (ii) for 2015:  Mr. Harris - $1,452,543; Mr. Backus – $316,600; Mr. Fitzpatrick – $308,422; and Mr. Ludwig – $277,886.

(2)	Reflects the value of cash incentive bonuses earned under our ICP and Mr. Harris’s cash bonus outside of our ICP.

(3)
The amounts reflected represent employer matching contributions and profit sharing contributions made under the Company’s combined 401(k)/profit sharing plan, automobile allowance and the Company paid portion of life, health, and disability insurance benefits, in the following amounts for each Named Executive Officer for the indicated year:

(a)
Mr. Harris’s other compensation for 2016 consists of $15,900 for contributions under the Company’s 401(k)/profit sharing plan, $28,212 for automobile allowance, and $414 for life, health and disability insurance premiums.

(b)
Mr. Backus’s other compensation for 2016 consists of $15,900 for contributions under the Company’s 401(k)/profit sharing plan, $12,000 for automobile allowance, and $430 for life, health and disability insurance benefits.

(c)
Mr. Fitzpatrick’s other compensation for 2016 consists of $15,900 for contributions under the Company’s 401(k)/profit sharing plan, $12,000 for automobile allowance, and $804 for life, health and disability insurance benefits.

(d)
Mr. Ludwig’s other compensation for 2016 consists of $15,900 for contributions under the Company’s 401(k)/profit sharing plan, $13,200 for automobile allowance, and $774 for life, health and disability insurance benefits.

(e)
Mr. Kuehner’s other compensation for 2016 consists of $15,900 for contributions under the Company’s 401(k)/profit sharing plan, $9,000 for automobile allowance, and $414 for life, health and disability insurance benefits.

Grants of Plan Based Awards for 2016

The following table provides information on possible payout levels for non-equity (ICP) awards made in 2016, and equity (LTCP) awards to be made in 2017 based on 2016 performance

	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)				Estimated Possible Payouts under Equity Incentive Plan Awards (2)
Name	Threshold	Target	Stretch	Max	Threshold	Target	Max
Theodore L. Harris	$0	$636,000	$826,800	$1,272,000	$556,500	$1,113,000	$2,226,000
William A. Backus	$0	$116,424	$151,351	$232,848	$129,360	$258,720	$517,440
Frank J. Fitzpatrick	$0	$138,600	$180,180	$277,200	$154,000	$308,000	$616,000
David F. Ludwig	$0	$121,680	$158,184	$243,360	$135,200	$270,400	$540,800
John E. Kuehner	$0	$142,038	$184,649	$284,076	$157,820	$315,640	$631,280
(1)
Represents threshold, target, stretch and maximum payout levels under the ICP for 2016 performance. The actual amount of incentive bonus earned by each Named Executive Officer in 2016 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding the design of the ICP is included in the Compensation Discussion and Analysis.

(2)
Represents threshold, target and maximum payout levels under the LTCP for grants made in February 2017 based on 2016 performance. These were stated as dollar amounts, which will be converted to equity based on program results and stock value. The actual amount of LTCP equity granted to each Named Executive Officer in February 2017 will be reported under the Stock Awards and Option Awards columns in the Summary Compensation Table in next year's proxy statement. Additional information regarding the design of the LTCP, including the number of options and shares of restricted stock granted to each NEO, is included in the Compensation Discussion and Analysis.

Terms and Conditions of Awards

The Company’s 1999 Plan was adopted and approved by our stockholders in 1999 and was amended in 2003, 2008, 2011 and 2013. Under the 1999 Plan, officers and other employees of the Company may be granted options to purchase Common Stock of the Company which qualify as “incentive stock options” (“ISO” or “ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); directors, officers and employees may be granted options to purchase Common Stock which do not qualify as ISOs (“non-Qualified Option” or “Non-Qualified Options”); and directors, officers and employees may be granted the right to make direct purchases of Common Stock from the Company (“Purchases”) and may also be granted restricted stock and performance award shares.  Both ISOs and Non-Qualified Options are referred to in this Proxy Statement individually as an “Option” and collectively as “Options.” The exercise price per share specified to each Option granted under the 1999 Plan may not be less than the fair market value per share of Common Stock on the date of such grant.

  Our time based restricted shares generally vest in full, four years from grant, or upon an earlier change of control of the Company, provided the executive officer is employed by the Company on that date, but become fully vested upon death. In the event the grantee’s employment with the Company is terminated for cause or upon the grantee’s voluntary resignation from the Company’s employ, prior to vesting in full, the restricted shares are forfeited.  In the event of a major disability or significant illness, time based restricted shares will vest based upon the amount of time remaining until the vesting date.  Our performance based restricted shares generally vest in three years from grant, subject to the achievement of certain performance criteria. Performance based restricted stock will vest based upon the amount of time remaining until the vesting date in the event of recipient’s prior death, disability or “retirement,” as such is defined in the applicable Performance Share Grant Agreement. Upon an earlier change of control, time based restricted shares vest at target level performance. The Compensation Committee may accelerate the vesting of either time based or performance based restricted stock in its discretion.

Outstanding Equity Awards at Fiscal Year End 2016

The following table shows outstanding Option awards classified as exercisable and unexercisable as of December 31, 2016 for each Named Executive Officer. The table also discloses the number and value of unvested restricted and performance stock awards as of December 31, 2016.

Name	Option Awards				Stock Awards		Performance Awards	
	umber of Securities Underlying Unexercised Options (							
	Exercisable (1)	Un-Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested(2)	$(3)	Number of Shares of Stock that Have Not Vested(2)	$(3)
Theodore L. Harris								
	2,000	8,000	$54.87	4/28/2025				
	-	24,350	$60.85	2/23/2026				
					27,000	$2,265,840	12,230	$1,026,342
William A. Backus	14,000	-	$32.21	12/6/2020				
	5,000	-	$40.95	6/1/2021				
	12,000	-	$29.06	2/28/2022				
	2,500	-	$31.02	6/14/2022				
	14,000	-	$38.10	2/19/2023				
	9,000	6,000	$50.32	2/26/2024				
	836	3,342	$58.52	2/19/2025				
	3,500	-	$60.85	2/23/2026				
	-	15,000	$60.85	2/23/2026				
	-	6,670	$60.85	2/23/2026				
					8,762	$735,307	4,040	$339,037
Francis J. Fitzpatrick	2,750	-	$32.21	12/6/2020				
	10,281	-	$38.10	2/19/2023				
	3,843	2,561	$50.32	2/26/2024				
	1,271	5,083	$58.52	2/19/2025				
	3,500	-	$60.85	2/23/2026				
	-	30,000	$60.85	2/23/2026				
	-	7,580	$60.85	2/23/2026				
					6,487	$544,389	4,490	$376,801
David F. Ludwig	12,750	-	$21.39	12/8/2019				
	23,200	-	$32.21	12/6/2020				
	12,970	-	$29.06	2/28/2022				
	9,134	-	$38.10	2/19/2023				
	1,092	728	$50.32	2/26/2024				
	1,077	4,308	$58.52	2/19/2025				
	1,200	-	$60.85	2/23/2026				
	-	7,500	$60.85	2/23/2026				
	-	7,030	$60.85	2/23/2026				
					5,353	$449,224	4,210	$353,303
John E. Kuehner	11,000	-	$17.28	12/10/2018				
	18,000	-	$21.39	12/8/2019				
	13,900	-	$32.21	12/6/2020				
	11,284	-	$29.06	2/28/2022				
	9,197	-	$38.10	2/19/2023				
	2,542	1,694	$50.32	2/26/2024				
	1,424	5,696	$58.52	2/19/2025				
	2,300	-	$60.85	2/23/2026				
	-	7,500	$60.85	2/23/2026				
	-	8,210	$60.85	2/23/2026				
					5,421	$454,930	5,000	$419,600

(1)	Stock option awards have a term of ten years from the grant date and become exercisable 20% after 1 year, 60% after 2 years and 100% after 3 years beginning on the first anniversary of the grant date.

(2)
Restricted stock generally vests four years from the date of grant. Performance-based restricted stock vests in three years and is reflected at target payout based on the probable outcome of the performance conditions. The following table provides information with respect to the final vesting dates of each outstanding restricted stock award (both performance and time based) held by each Named Executive Officer as of December 31, 2016.

(3)	Value is computed based on the closing price of our Common Stock on December 31, 2016, which was $83.92 per share.

Option Exercises and Stock Vested in 2016

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, by each of our Named Executive Officers during the fiscal year ended December 31, 2016.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Theodore L. Harris	-	$-	27,000	$1,673,460
William A. Backus	12,000	$566,640	2,500	$158,175
Frank J. Fitzpatrick	-	$-	4,769	$301,735
David F. Ludwig	-	$-	4,142	$262,064
John E. Kuehner	10,000	$522,200	3,604	$228,025

(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

Termination of Employment and Change of Control Arrangements

Agreement with Theodore L. Harris. We entered into an employment agreement with Mr. Harris on April 22, 2015, which provides for automatic one-year extensions of the employment term unless either party provides written notice of its intention not to extend the agreement within 60 days of the end of the then-current term.

If we terminate the employment agreement other than for “Cause” (as defined below) or in the event Mr. Harris terminates his employment under certain limited circumstances effectively amounting to a constructive termination, he will be entitled to severance payments of 200% of his then current annual salary, and all of his stock options would become fully vested and exercisable, plus a portion of the ICP bonus he would have received had he been employed by us through the end of the full fiscal year in which the termination occurred, to be determined by the Compensation Committee. If such termination by the Company occurs within two years after a change of control event, he would be entitled to severance payments equal to 200% of the sum of his then current annual salary plus the annual bonus earned by him for the fiscal year immediately preceding the year in which the change of control event occurred. If Mr. Harris were to terminate his employment prior to the second anniversary of such a change of control event, he would be entitled to severance payments equal to 100% of his then current annual salary.  In the event of any termination by the Company entitling Mr. Harris to severance payments, the Compensation Committee may accelerate the vesting of Mr. Harris’s restricted stock or options. Mr. Harris's severance payments following a change of control would be reduced to the extent necessary to avoid such payments being considered an "excess parachute payment" under Section 280G of the Code.

Under the employment agreement with Mr. Harris, “Cause” means:  habitual absence or lateness; gross insubordination; failure to devote full time to the Company’s business; failure to comply with the obligations of confidentiality and non-competition; any action which constitutes a violation of any applicable criminal statute; or any act which frustrates or violates the fiduciary duties owed by Mr. Harris to the Company.  In addition, “Change in Control” means:

(a)          any person or group is or becomes (including by merger, consolidation or otherwise) the beneficial owner, directly or indirectly, of 50% or more of the voting power of the total outstanding voting stock of Company;

or

(b)          the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of the capital stock or assets of Company to any person or group as an entirety or substantially as an entirety in one transaction or a series of related transactions, unless the ultimate beneficial owners of the voting stock of such person immediately after giving effect to such transaction own, directly or indirectly, more than 80% of the total voting power of the total outstanding voting stock of Company immediately prior to such transaction.

During the period of Mr. Harris’s employment (or, in the case of a voluntary termination by Mr. Harris or a termination of his employment by the Company for cause, the balance of the term of the employment agreement before giving effect to such termination) and for a period of two years thereafter, the employment agreement imposes on Mr. Harris certain non-competition and non-solicitation obligations regarding the Company and its customers and its employees.

The amount of compensation payable to Mr. Harris in the event of termination of employment, assuming termination as of December 31, 2016, and a share price for the Company’s common stock equal to the closing market price on the last trading day prior to that date, is set forth in the table below. Mr. Harris’s employment agreement does not obligate us to provide any compensation to Mr. Harris in the case of a change in control that does not result in termination of employment; however, the 1999 Plan provides for full vesting of all Options and restricted stock awards, upon a change in control as defined in such Plan.

Benefits and Payments upon Termination
	Base Salary	ICP Bonus(1)	Acceleration of Vesting Options and Restricted Stock (2)	Total

Voluntary termination by Mr. Harris or termination for Cause	$-	$636,000	$2,323,940	$2,959,940
Termination by Mr. Harris within 12 months after demotion by Company or as a result of constructive termination	$1,272,000	$636,000	$4,144,436	$6,052,436
Termination by Company following a Change in Control, except for Cause(3)	$1,272,000	$636,000	$4,144,436	$6,052,436
Voluntary termination by Mr. Harris following a Change of Control(3)	$636,000	$636,000	$4,144,436	$5,416,436
Termination by Company for any reason other than for Cause or after receipt of notice of termination from Mr. Harris	$1,272,000	$636,000	$4,144,436	$6,052,436

Death	$-	$636,000	$2,323,940	$2,959,940

1.	Represents the target bonus level under the ICP
2.
Amounts in this column are calculated by multiplying the number of shares subject to accelerated vesting by the difference between $83.92, which is the closing market price per share of our common stock on December 31, 2016, and the per share exercise price of the applicable accelerated stock award or option, and accelerating the number of performance share at target level.

3.	Assumes the Change of Control occurred within the two year period prior to December 31, 2016.

The amounts shown in the table above do not include payments for accrued salary and vacation, or payments made under the life insurance policy in the case of death. Amounts shown in the table are subject to reduction to the extent necessary to avoid “excess parachute payment" under Section 280G of the Code.

All of our Named Executive Officers, other than Mr. Harris, are employees-at-will and, as such, do not have employment agreements, therefore, we are not obligated to provide them with any post-employment compensation or benefits. However, upon a change of control, as defined in the 1999 Plan, all unvested option grants immediately vest and become exercisable, all restrictions, applicable to outstanding shares of restricted stock, lapse, and all performance shares shall immediately vest and be deemed earned.  Assuming such a change of control occurred on December 31, 2016, based on the closing market price of the Company’s common stock on that date, the amount of compensation payable to the Named Executive Officers other than Mr. Harris, are as follows: Mr. Backus, $4,635,977; Mr. Fitzpatrick, $2,858,749; Mr. Ludwig, $4,490,333; and Mr. Kuehner, $5,230,994.

Director Compensation

The Company pays each of its directors, other than Mr. Harris, an annual retainer of $30,000 and $4,000 for each Board meeting attended, plus expenses. The Lead Director is paid an additional $16,000 annual retainer. The Chairman of the Audit Committee is paid an additional $12,000 annual retainer, the Chairman of the Compensation Committee is paid an additional $10,000 annual retainer and the Chairman of the Corporate Governance and Nominating Committee is paid an additional $8,000 annual retainer. The Company also pays to each of its directors serving on Committees a fee of $1,000, plus expenses, for each Committee meeting attended. The Company has a Stock Ownership Policy that applies to directors. See “Stock Ownership Requirements; Trading Limitations.”

The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of the Company’s directors (other than Mr. Harris, whose compensation is set forth in the Summary Compensation Table above) during the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	All Other Compensation ($)	Total ($)
Paul Coombs	$56,000	$110,017	-	$166,017
David Fischer	$56,000	$110,017	-	$166,017
Edward McMillan	$67,000	$110,017	-	$177,017
Perry Premdas	$68,000	$110,017	-	$178,017
John Televantos	$79,000	$110,017	-	$189,017
Matthew Wineinger	$55,000	$110,017	-	$165,017

(1)
On February 23, 2016, each director, other than Mr. Harris, was granted 1,808 shares of restricted stock.  The shares are subject to restrictions on transfer until they vest after four years, in accordance with the provisions of the Restricted Stock Grant Agreement, dated February 23, 2016, between the Company and each such director.  The grant date fair value per share of each award was $60.85.

(2)	The following table shows the aggregate number of options and stock awards outstanding for each outside director as of December 31, 2016:

Name	Aggregate Stock Options Outstanding as of 12/31/2016	Aggregate Stock Awards Outstanding as of 12/31/2016
Paul Coombs	-	5,429
David Fischer	-	5,429
Edward McMillan	-	5,429
Perry Premdas	-	5,429
John Televantos	-	5,429
Matthew Wineinger	-	1,808

Under the director restricted stock grant agreements, restricted shares vest in full, four years from grant, or upon an earlier change of control of the Company, provided the grantee is a director of the Company on that date.  The restricted shares will also vest in full upon the grantee’s death.  In the event of: (1) the grantee’s retirement from the Company’s Board of Directors at or after age 70; (2) the grantee’s major disability, or (3) the grantee’s resignation from the Company’s Board of Directors due to a conflict of interest or serious illness, the restricted stock will vest based upon the amount of time remaining until the vesting date. Except as set forth above, unvested restricted stock will be forfeited at the time the director ceases to be a director of the Company.

The Company does not pay any other direct or indirect compensation to directors in their capacity as such.

Related Person Transactions

Other than the compensation and employment arrangements described above, since the beginning of 2016, we have not entered into any transactions in which any of our directors or executive officers or their immediate family members have a direct or indirect interest.

The Company has adopted a related party transaction policy.  Under the related party transaction policy, our Audit Committee reviews and approves proposed transactions or courses of dealings with respect to which holders of 5% or more of our stock and/or our executive officers or directors or members of their immediate families have an interest. Before entering into any transaction, arrangement or relationship constituting an interested transaction, other than certain basic pre-approved transactions, all material facts are required to be reviewed by the Audit Committee, which has the authority to approve or disapprove the transaction based on appropriate factors, including whether the transaction is on terms no less favorable to the Company than terms generally available from an un-affiliated third party and the extent of the related person’s interest in the transaction.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2016, with respect to shares of the Company’s Common Stock that may be issued pursuant to awards under the 1999 Plan (described above) as well as under the Company’s prior stock option plans, which plans were replaced by the 1999 Plan. These plans are the Company’s only equity compensation plans approved by security holders, and there are no equity compensation plans that have not been approved by security holders. It should be noted that shares of the Company’s Common Stock may be allocated to, or purchased on behalf of, participants in the Company’s 401(k)/Profit Sharing Plan (described above). Consistent with Securities and Exchange Commission regulations governing equity compensation plans, information relating to shares issuable or purchased under the Company’s 401(k)/Profit Sharing Plan is not included in the table below.

	(a)	(b)	(c)
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights[1]	Weighted-average exercise price per share of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by security holders	1,066,373	$45.32	3,476,571
Equity compensation plans not approved by security holders		-
Total	1,066,373	$45.32	3,476,571
(1)  28,953 shares of unvested restricted stock granted to non-employee directors and 74,172 shares of unvested restricted stock granted to NEOs are excluded from this table.

Security Ownership of Certain Beneficial Owners and of Management

The table below sets forth as of April 1, 2017, the number of shares of Common Stock beneficially owned by (i) each director, (ii) each of the Named Executive Officers, (iii) each beneficial owner of, or institutional investment manager exercising investment discretion with respect to 5% or more of the outstanding shares of Common Stock known to the Company based upon filings with the Securities and Exchange Commission, and (iv) all current directors and executive officers of the Company as a group, and the percentage ownership of the outstanding Common Stock as of such date held by each such holder and group: The table does not include performance-based restricted stock grants under the Company’s LTCP (which grants vest at the end of three years) at threshold or maximum, as the number of shares to be awarded is not determinable at the time of grant and the recipients do not have beneficial ownership of such shares.

Name and Address of Beneficial Owner		Beneficially Owned (1)	Percent of Class (2)
Brown Capital Management, LLC	3	3,630,745	11.40%
BlackRock Institutional Trust Company, N.A.	4	3,233,603	10.16%
The Vanguard Group, Inc.	5	2,699,711	8.48%
Neuberger Berman, LLC	6	1,809,940	5.69%
Frank Fitzpatrick	7	102,990	*
David F. Ludwig	8	97,544	*
John E. Kuehner	9	89,654	*
Perry Premdas	10	47,149	*
Ted Harris	11	40,612	*
John Televantos	12	29,072	*
Edward L. McMillan	13	28,296	*
Bill Backus	14	27,116	*
Paul Coombs	15	21,010	*
David B. Fischer	16	16,410	*

Matthew D. Wineinger	17	3,096	*

Totals Executive Officers/Directors		502,949	1.59%

Shares Outstanding March 28, 2017		31,836,196
*Less than 1%
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company’s knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(3)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on February 9, 2017.  Such entity’s address as reported in its Schedule 13G/A is 1201 N. Calvert Street, Baltimore, MD 21202.

(4)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on January 12, 2017.  Such entity’s address as reported in its Schedule 13G/A is 55 East 52nd Street, New York, NY 10022.

(5)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on February 10, 2017.  Such entity’s address as reported in its Schedule 13G/A is 100 Vanguard Blvd, Malvern, PA  19355.

(6)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on February 14, 2017.  Such entity’s address as reported in its Schedule 13G/A is 1290 Avenue of Americas, New York, NY 10104.

(7)
Consists of 34,264 shares such person has the right to acquire pursuant to stock options, 6,487 shares of restricted stock, 19,225 shares held in such person’s Company 401(k)/profit sharing plan account, and 62,239 shares held directly.

(8)
Consists of 67,211 shares such person has the right to acquire pursuant to stock options, 5,353 shares of restricted stock, 14,042 shares held in such person’s Company 401(k)/profit sharing plan account, and 24,980 shares held directly.

(9)
Consists of 77,331 shares such person has the right to acquire pursuant to stock options, 3,584 shares of restricted stock, 3,867 shares held in such person’s Company 401(k)/profit sharing plan account, and 8,739 shares held directly.

(10)	Consists of 6,717 shares of restricted stock and 40,432 shares held directly.
(11)	Consists of 27,000 shares of restricted stock, 536 shares held in such person’s Company 401(k)/profit sharing plan account, and 13,612 shares held directly.
(12)	Consists of 6,717 shares of restricted stock and 22,355 shares held directly.
(13)	Consists of 6,717 shares of restricted stock and 21,579 shares held directly.
(14)
Consists of 10,341 shares such person has the right to acquire pursuant to stock options, 7,315 shares of restricted stock, 4,101 shares held in such person’s Company 401(k)/profit sharing plan account, and 9,460 shares held directly.

(15)	Consists of 6,717 shares of restricted stock and 14,293 shares held directly.
(16)	Consists of 6,717 shares of restricted stock and 9,693 shares held directly.
(17)	Consists of 3,096 shares of restricted stock.

PROPOSAL NO. 2

APPROVAL OF THE COMPANY’S 2017 OMNIBUS INCENTIVE PLAN

The Board of Directors recommends that the stockholders approve the 2017 Omnibus Incentive Plan (the “2017 Plan”).  Based upon the recommendation of the Compensation Committee, the Board of Directors unanimously approved the 2017 Plan in April 2017.  The 2017 Plan will become effective June 13, 2017, subject to stockholder approval at our annual meeting, and will replace our Second Amended and Restated 1999 Stock Plan (as amended and restated effective June 20, 2013) (the “1999 Plan”), which is scheduled to expire in April 2018.  The 2017 Plan would govern grants of stock-based awards to employees and directors, which is an important part of our compensation program and encourages the alignment of compensation with stockholder interests.

This section summarizes the 2017 Plan, and is qualified in its entirety by the full text of the plan, which is included in Appendix A to this proxy statement.

Why Stockholders Should Approve the 2017 Omnibus Incentive Plan

We believe that equity compensation is an essential part of our compensation strategy to help us attract and retain talent in order to deliver on our strategy and create stockholder value.  We believe our future success depends on our ability to attract, motivate and retain high quality employees and approval of the 2017 Plan is critical to achieving this success.

The use of stock as part of our compensation program is important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program. We believe that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on our performance. This helps to further align the interests of employees, including our officers, with those of stockholders.

Through the 1999 Plan, the Company has historically utilized stock options and restricted stock awards, including performance-based restricted stock awards, as a key part of its overall compensation strategy.  If stockholders do not approve the 2017 Plan, the Company will not be able to make further grants to officers, employees and directors under the 1999 Plan after April 2018.  For more information on our Equity Based Compensation, see the section of this proxy statement entitled Compensation Discussion and Analysis and subtitled Equity Based Compensation on page [  ], and for information on outstanding equity compensation awards under the 1999 Plan as of December 31, 2016, see the Equity Compensation Plan Information Table on page [  ] of this proxy statement.

Plan Overview

Since 2008, the Company has been providing equity compensation under the 1999 Plan.  Assuming stockholder approval of the 2017 Plan, no awards will be granted under the 1999 Plan after adoption of the 2017 Plan, but outstanding awards granted under the 1999 Plan prior to such date will continue in accordance with their terms.

The 2017 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility.  The 2017 Plan, similar to the 1999 Plan, will permit the grant of stock options, stock appreciation rights (SARs), restricted stock awards, restricted stock units (RSUs), and other stock-based awards, and will also provide for cash performance awards.  The 2017 Plan is flexible and will allow us to change equity grant practices from time to time.

Key Features of the 2017 Plan and Compensation Practices to Protect Stockholder Interests

•
Reduction on shares requested:  The 2017 Plan requests the authorization of 1,600,000 shares, which is a reduction from the 6,000,000 shares (adjusted from 4,000,000 shares due to stock splits) authorized for grant under the 1999 Plan (out of which, as of March 8, 2017, 3,489,371 shares remained available for grant).  Upon approval of the 2017 Plan, no further awards will be made under the 1999 Plan, and the shares that remained available for grant under the 1999 Plan will only be used to settle outstanding awards granted under the 1999 Plan and will not become available under the 2017 Plan;

•
Independent Plan Administrator: The 2017 Plan is administered by a committee comprised of “independent directors” and meets the definition required by NASDAQ and under the provisions of Section 162(m) of the Code and the definition of “non-employee director” under SEC Rule 16b-3;

•	No Repricing of Options or SARs: The 2017 Plan does not allow repricing, amendment, or exchange of outstanding options/SARS without stockholder approval;

•	No Discounted Awards: The exercise price per share of stock under an option or SAR award must be not less than the fair market value of the common stock of the Company on the date of grant;

•
Minimum Vesting:  Except for 5% of the shares authorized for grant under the 2017 Plan or as provided in an employment agreement as in effect on the effective date of the 2017 Plan, awards (other than cash performance awards) are generally subject to a minimum vesting period of one year.  The Compensation Committee may provide that awards may vest sooner upon a termination of employment due to death or disability or a change in control;

•
Dividends or Dividend Equivalents:  Dividends or dividend equivalents otherwise payable on an unvested award will accrue and be paid only at such time as the vesting conditions applicable to the underlying award have been satisfied;

•	No “Liberal” Share Recycling: The 2017 Plan would not allow for the recycling of shares used to satisfy the exercise price or taxes for any awards;

•	No “Liberal” Change-in-Control: The 2017 Plan requires the consummation of a merger or similar transaction and a minimum acquisition of 50% of the outstanding shares before a change-in-control occurs;

•
No Automatic “Single-Trigger” Vesting on Change-in-Control: Except as provided in an employment agreement as in effect on the effective date of the 2017 Plan, the 2017 Plan does not provide for automatic acceleration of outstanding awards upon the occurrence of a of a change-in-control;

•
Limitations on Awards to Non-Employee Directors: In the case of awards to non-employee directors under the 2017 Plan, the maximum amount or value that may be granted in any calendar year (inclusive of cash compensation) may not exceed $800,000;

•
Compensation Recovery: The 2017 Plan provides that in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirements under the securities laws, the Compensation Committee would have the discretion to require reimbursement or forfeiture of certain excess performance-based awards received by certain executive officers of the Company under the 2017 Plan during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement; and

•	Section 162(m): Awards may (but need not) be structured to qualify as “performance based” under Section 162(m) of the Code.

Description of the Plan

Plan Overview.  The 2017 Plan is an “omnibus” equity plan that provides for a variety of equity award vehicles to maintain flexibility.  The 2017 Plan, similar to the 1999 Plan, will permit the grant of stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units (“RSUs”), and other stock-based awards.  Like the 1999 Plan, the 2017 Plan will also provide for cash performance awards.

Shares Available for Awards.    The total number of shares available under the 2017 Plan will be 1,600,000 shares.  Shares delivered under the 2017 Plan may be authorized but unissued shares or treasury shares.  Shares which are subject to awards that are cancelled, expire, are forfeited, settled in cash, or otherwise terminated without delivery of shares to a participant will be available for future awards under the 2017 Plan.  However, any shares withheld from awards or surrendered by a participant in payment of the exercise price or taxes relating to such awards, any unissued shares resulting from the net settlement of such awards, and any shares purchased by the Company in the open market using the proceeds from exercise of a stock option will not be available for future awards under the 2017 Plan.  The number shares available under the 2017 Plan will not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units or other awards.  Shares issued in connection with awards that are assumed or substituted for awards of a business acquired by the Company will not count against the number of shares authorized by the 2017 Plan.

Administration.    The 2017 Plan is administered by the Compensation Committee of the Board of Directors, except that the full board will administer the 2017 Plan as it relates to awards to non-employee directors.  The Compensation Committee (or the Board of Directors, as applicable) has discretion to select the persons to whom awards will be granted and to determine the type, number, and terms and conditions of such awards, subject to any specific limitations contained in the 2017 Plan.  The Compensation Committee (or the Board of Directors, as applicable) also has the authority and discretion to adopt rules for administering the 2017 Plan; to amend such rules and outstanding awards; to interpret the 2017 Plan, administrative rules, and award documents; and to make all other determinations it deems necessary or advisable for the administration of the 2017 Plan.

Eligibility.    Employees, directors, and consultants of the Company and our subsidiaries and affiliates are eligible to be granted awards under the 2017 Plan.  Since the 2017 Plan provides the Compensation Committee with discretion in selecting participants and making awards, the total number of persons who will participate in the 2017 Plan cannot be determined at this time.

Types of Awards.    The following is a summary of the types of awards available under the 2017 Plan.  In general, the Compensation Committee has the authority to determine all terms and conditions of awards, except where such authority is limited by an express provision of the 2017 Plan.

1. Stock Options.    The Compensation Committee may grant stock options that are either incentive stock options (“ISOs”) or non-qualified stock options.  The number of shares with respect to which ISOs may be granted cannot exceed 1,600,000.  All stock options granted under the 2017 Plan must have an exercise price which is not less than the fair market value of the common stock on the date of grant (subject to very limited exceptions), and must have a term no longer than ten years.  The Compensation Committee may determine the dates on which and/or circumstances under which an option may be exercised (subject to the Plan’s minimum vesting requirements), as well as the manner in which the exercise price shall be paid.  The Compensation Committee may provide that the stock options will be transferable on such terms and conditions as it determines.  The 2017 Plan expressly prohibits the repricing of stock options without stockholder approval.

2. Stock Appreciation Rights (“SARs”).    A stock appreciation right entitles the holder to receive, for each share as to which the award is granted, cash or common stock in an amount equal to the excess of the fair market value of the common stock on the exercise date over an amount determined by the Compensation Committee, which cannot be less than the fair market value of the common stock on the date of grant (subject to very limited exceptions).  The term of an SAR cannot exceed ten years from the date of grant.

3. Restricted Stock.    A restricted stock award is a delivery of common stock, subject to transfer restrictions and a risk of forfeiture.  Except as may otherwise be provided by the Compensation Committee, (subject to the Plan’s minimum vesting requirements), upon the termination of the award holder’s employment or service for any reason during the period before the restricted stock has vested, or in the event the conditions to vesting are not satisfied, the restricted stock that has not vested will be forfeited.  Unless the Compensation Committee determines otherwise, during the restricted period, the award holder will have the right to vote the restricted stock. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the Compensation Committee, and cash dividends otherwise payable on a restricted stock award will accrue and be paid only at such time as the vesting conditions applicable to the underlying award have been satisfied.

4. Restricted Stock Units (“RSUs”).    An RSU award entitles the award holder to receive one share of common stock (or the fair market value of a share in cash or other property) at a specified future time.  The

Compensation Committee may condition the delivery of the shares (or cash) upon the completion of a specified period of service, the attainment of specific performance goals, or other criteria, or may provide for the unconditional delivery of the shares (or cash) on the specified date.  The delivery date may be at or after the vesting requirements have been satisfied.  In the event of termination of employment or service before the RSU award has vested, the award will be forfeited, except as may be provided by the Compensation Committee (subject to the Plan’s minimum vesting requirements).  RSUs will carry no voting rights until such time as shares of common stock are actually issued.  The Compensation Committee has the right to determine whether and when dividend equivalents will be paid with respect to an RSU award, except that dividend equivalents otherwise payable on an RSU award will accrue and be paid only at such time as the vesting conditions applicable to the underlying award have been satisfied.

5. Bonus Stock.    The Compensation Committee may grant shares of common stock as a bonus or to satisfy other obligations of the Company to pay cash or deliver property under a compensatory program.

6. Dividend Equivalents.    An award of dividend equivalents entitles the award holder to receive an amount equal to the dividends paid on the number of shares underlying the award. The Compensation Committee may grant dividend equivalents on a free-standing basis or as part of another award. The Compensation Committee may provide that the dividend equivalents are paid at the same time as dividends are paid, or may require payment on a deferred basis, in which case the dividends may be deferred as a fixed dollar amount or may be deemed invested in shares of common stock or such other investment as the Compensation Committee may provide, or may be credited with interest at a fixed or formula rate of interest; provided, however, that no dividend equivalents will be payable on an award unless and until vesting conditions applicable to the underlying award have been satisfied.

7. Other Stock-Based Awards.    The Compensation Committee is authorized to grant other awards that are denominated or payable in, or valued in whole or part by reference to, common stock or factors that may influence the value of such stock. Awards under this portion of the 2017 Plan may include performance units, performance shares, securities convertible or exchangeable into common stock, and awards valued by reference to book value or the value of subsidiaries or business units.

8. Performance Awards.    The Compensation Committee is authorized to grant awards, denominated and/or payable in cash, common stock, or other property, where either the grant or vesting of the award is subject to satisfaction of pre-established performance conditions.  These awards may be either annual or long-term, and may (but need not) be designed to qualify as “performance-based compensation” under Section 162(m) of the Code.  For awards intended to qualify as “performance-based” under Section 162(m), the Compensation Committee must set objective performance goals based on one or more of the following performance criteria for the Company, on a consolidated basis and/or for specified subsidiaries or affiliates or other business units of the Company: pre- or after-tax net earnings, sales or revenue, operating earnings, EBITDA, NIBIT (net income before interest and taxes), operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, product development goals, compliance and regulatory goals, goals relating to acquisitions or divestitures, goals related to new technology, and/or any other objective measure derived from any of the foregoing criteria. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Compensation Committee may determine, in its discretion, including in absolute terms, in relation to one another, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The 2017 Plan also authorizes the Compensation Committee to establish a performance award pool whose size is determined by reference to one or more performance criteria (including those listed above), and to grant awards expressed as a percentage of such pool.  The Compensation Committee is authorized to make adjustments in the terms and conditions of outstanding awards (including the performance goals and amounts payable under performance awards and the size of any performance award pool) (i) in recognition of unusual or nonrecurring events (including changes in capitalization, acquisitions or dispositions of businesses and assets, litigation or claim judgments or settlements, extraordinary items, and specified non-recurring charges or credits) affecting the Company, any of its subsidiaries or affiliates or other business units, and/or (ii) in response to changes in applicable laws, regulations, accounting principles or tax rates, provided, that no adjustment will be made that would cause any performance award to a “covered employee” intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify

Limitations on Awards.    The 2017 Plan imposes the following limitations on the Compensation Committee’s discretion in making awards to employees and officers.

1. Annual Limits for Employees and Directors.    The 2017 Plan imposes an annual limit on the number of shares and amount of cash which may be subject to awards granted to an individual employee in any calendar year that are intended to qualify as “performance-based compensation” under Section 162(m). These annual limits are: (i) 150,000 shares with respect to awards denominated by reference to a number of shares (including but not limited to stock options, SARs, restricted stock, RSUs, bonus stock or share-based performance awards); and (ii) $2.5 million with respect to cash-based awards. The above limits do not include dividends or dividend equivalents paid as part of an award.  Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) are not subject to these limits.  In addition, in the case of awards to non-employee directors under the 2017 Plan, the maximum amount or value that may be granted in any calendar year (inclusive of cash compensation) may not exceed $800,000.

2. Minimum Vesting Requirements.    Except for 5% of the shares authorized for grant under the Plan or as otherwise provided in an employment agreement as in effect on the effective date of the 2017 Plan, awards (other than cash performance awards) are generally subject to a minimum vesting period of one year.  The Compensation Committee may provide that awards may vest sooner upon a termination of employment due to death or disability or a change in control.

Change in Control.    Unless otherwise provided by the Compensation Committee or in an employment agreement in effect on the effective date of the 2017 Plan, in the event of a Change in Control, if awards are continued or assumed or substituted by a surviving, continuing, successor or purchasing corporation or other business entity (or parent thereof) and an employee’s employment is involuntarily terminated within twenty-four months of the Change in Control by the Company (or successor thereto) without “cause” or by the employee due to “good reason”, any stock options or SARs will become fully exercisable and the restrictions in force with respect to any other awards will immediately lapse (with any awards that are subject to performance criteria deemed to vest at “target” level of performance).  The Compensation Committee has authority to determine the treatment of awards held by employees in the event of a Change in Control, except as otherwise provided in an employment agreement in effect on the effective date of the 2017 Plan.  Such authority includes the ability to vest awards upon a Change in Control.  In very general terms, a Change in Control is deemed to occur (1) upon the acquisition of substantially all the assets of the Company; (2) when a majority of the board of directors of the Company no longer consists of persons who are currently directors or persons nominated by them; (3) upon the acquisition of beneficial ownership, directly or indirectly, of 50% or more of the voting power of the Company by any person or group; or (4) upon the consummation of a merger or consolidation of the Company with another entity if stockholders of the Company fail to beneficially own, directly or indirectly, 50% or more of the voting power of the surviving entity.

Adjustments.    In the case of certain changes in the Company’s structure affecting the common stock, including a stock split, recapitalization, merger, payment of a special dividend, sale of substantially all assets, or liquidation, the Compensation Committee is required to make such adjustments as it deems equitable in order to prevent dilution or enlargement of benefits, in the number of shares available for awards under the 2017 Plan, the number of shares as to which awards can be granted to any employee or non-employee director in any year, the number and kind of shares or other property subject to awards then outstanding under the 2017 Plan, and the exercise price of stock options or other price to be paid by award holders or the Company pursuant to awards under the 2017 Plan.

In addition, upon a merger, sale of a business unit, or similar corporate transaction, the Compensation Committee may, in its discretion, (1) accelerate the vesting and/or payment date of awards; (2) cash-out outstanding awards; (3) provide for the assumption of outstanding awards by a surviving or transferee company; (4) provide that in lieu of shares of common stock, the award holder will be entitled to receive the consideration he/she would have received for such shares in the transaction (or the value of such consideration in cash); and/or (5) require stock options and SARS to be either exercised prior to the transaction or forfeited.

In the event the Company acquires a company or business, the Compensation Committee may issue awards in assumption or substitution of awards previously granted by the acquired business.  Such replacement awards may be issued on terms which preserve the economic value of the prior awards notwithstanding any general limitations on terms and conditions of awards contained in the 2017 Plan.  In addition, shares issued in connection with such replacement awards will not count against the shares available under the 2017 Plan

Amendment and Termination.    No awards may be granted under the 2017 Plan after June 13, 2027, but awards granted before that date will continue in accordance with their terms.  No award intended to qualify as “performance-based compensation” under Section 162(m) of the Code (other than options and SARs) may be granted after the Company’s annual meeting held in 2022 unless the material terms of the performance goals have been re-approved by the Company’s stockholders within five years prior to such grant.  The Board of Directors may terminate the 2017 Plan at any earlier time and may from time to time amend the 2017 Plan, and the Compensation Committee may amend outstanding awards, without the consent of stockholders or award holders, subject to certain limitations, including the following: (1) 2017 Plan amendments will be subject to stockholder approval to the extent required by applicable law or stock exchange requirements; (2) no amendment may materially adversely affect the rights of an award holder without such holder’s consent (but amendments that affect the timing of taxation with respect to an award will not be considered material); (3) the Compensation Committee will not amend or replace a previously granted stock option or SAR in a transaction that constitutes a “repricing” (as such term is used in the Listed Company Manual of the New York Stock Exchange) without stockholder approval; and (4) the Compensation Committee cannot waive or modify any provision of an award in a manner that would negate an express provision of the 2017 Plan.  Notwithstanding the foregoing, the Compensation Committee has the right to amend the 2017 Plan and all outstanding awards without the consent of stockholders or award holders to the extent the Compensation Committee determines that such amendment is necessary or appropriate to comply with Section 409A of the Code (governing deferred compensation).

Compensation Recovery.  The 2017 Plan provides that in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirements under the securities laws, the Compensation Committee would have the discretion to require reimbursement or forfeiture of certain excess performance-based awards received by certain executive officers of the Company under the 2017 Plan during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement.

Certain Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of certain types of awards that may be made under the 2017 Plan.

Non-qualified stock options.    No income is recognized by the award holder at the time of grant. Upon exercise of the option, the holder recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. At disposition of the shares, any appreciation after the date of exercise is treated as capital gain.

ISOs.    An employee generally will not recognize income upon the grant of an ISO or upon its exercise while an employee or within three months after termination of employment (longer in the case of termination due to disability or death). However, the “spread” between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax. The exercise of an ISO after expiration of the specified time periods results in such exercise being treated in the same manner as the exercise of a non-qualified stock option. If the shares received upon exercise are held for the longer of two years after grant and one year after exercise, the optionee will recognize capital gain or loss when he/she disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the shares acquired upon exercise of an ISO are disposed of before the end of the above holding period, the disposition is a “disqualifying disposition,” which causes the optionee to recognize ordinary income in an amount generally equal to the lesser of (1) the excess of the value of the shares on the option exercise date over the exercise price or (2) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

Stock Appreciation Rights.    A recipient of SARs will generally recognize ordinary income at the time of exercise of the SAR in an amount equal to the fair market value of any shares received plus the amount of cash received.

Restricted Stock.    A recipient of restricted stock generally will recognize ordinary income at the time the award is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the stock at such time (less any amount paid for the stock). The holding period to determine whether the award holder has long-term or short-term capital gain on a subsequent disposition of the shares generally begins when the forfeiture restrictions lapse, and the tax basis for such shares will generally be the fair market value of the shares on such date. Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the award holder.

Restricted Stock Units.    A recipient of RSUs generally will recognize ordinary income equal to the amount of cash received in settlement of the award or the fair market value of the common stock on the date that the stock is distributed to the award holder. The capital gain holding period for such stock will commence on the date of distribution.

Dividend Equivalents.    If dividend equivalents are credited with respect to RSUs or other awards, the award holder generally will recognize ordinary income when the dividend equivalents are paid.

 Bonus Stock.    A recipient of bonus stock generally will recognize ordinary income on the date of delivery of the stock in an amount equal to the fair market value of the stock on such date.

Cash Payments.    A recipient of a cash performance award or other cash payment generally will recognize ordinary income on the date of payment.

Section 409A.    Certain awards under the 2017 Plan, including RSUs, may be subject to requirements applicable to nonqualified deferred compensation under Code Section 409A. If such awards fail to comply with the applicable requirements of Section 409A, the award holder may be subject to an additional 20% income tax and interest, and may be required to recognize income earlier than intended under the award.

Company Deductions.    As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an award holder recognizes ordinary income from awards under the 2017 Plan, to the extent such income is considered reasonable compensation under the Code.  The Company will not, however, be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.  In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to any of specified executive officers named in the proxy statement who was employed by the Company at year-end, unless the compensation qualifies as “performance based” under Section 162(m) of the Code.  The 2017 Plan authorizes the Compensation Committee to grant awards that qualify as “performance based,” as well as awards that do not so qualify.

Awards under 2017 Plan

Awards under the 2017 Plan are made in the discretion of the Compensation Committee, and no awards have been granted under the 2017 Plan subject to stockholder approval. Therefore, the benefits and amounts that will be received or allocated under the 2017 Plan are not determinable at this time. Information on awards made to named executive officers and directors under the 1999 Plan is discussed above in this proxy statement.

Miscellaneous

The 2017 Plan will become effective upon stockholder approval, in which case no additional awards will be granted under the 1999 Plan.   If, however, the stockholders fail to approve the 2017 Plan, it will not become effective, and the Company will continue operating under the 1999 Plan until its expiration.  On April 20, 2017, the closing sale price of the common stock was $77.94.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2017 OMNIBUS INCENTIVE PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The Company is submitting its selection of RSM for ratification by the stockholders at the Annual Meeting. RSM has audited the Company’s financial statements since 2005. Representatives of RSM will be present at the Annual Meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that the stockholders ratify the selection of RSM as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of RSM to stockholders for ratification as a matter of good corporate governance practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain RSM. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Assuming a quorum is present, the affirmative vote of a majority of all votes cast on the proposal, in person or represented by proxy, is required for approval of this proposal.  Abstentions will not be counted as votes cast, and will have no effect on the vote. Brokers have discretionary authority to vote on this Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

Principal Accountant Fees and Services

During 2016, the Company retained RSM to audit the consolidated financial statements for 2016.  In addition, the Company also retained RSM to provide services relating to Management’s Assessment of Internal Controls as required by Section 404 of the Sarbanes-Oxley Act, as well as for other audit-related.  During the period covering the fiscal years ended December 31, 2016 and 2015, RSM performed the following professional services:

	2016	2015
Audit fees (1)	$1,061,445	$923,514
Audit-related fees (2)	$47,397	$97,472
Total fees	$1,108,842	$1,020,989
(1)	Fees relating to audit of the annual consolidated financial statements and quarterly reviews, including out of pocket disbursements and administrative charges.
(2)	Audit-related fees in 2016 consist of fees paid for the employee benefit plan audit and fees incurred for the due diligence procedures performed in 2016 related to acquisition work.

Audit Committee Financial Expert

The Board of Directors has determined that Perry W. Premdas, the Chairman of the Audit committee, is an “audit committee financial expert” as defined under SEC rules.

Policy on Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided to the Company by the independent accountants are pre-approved by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. At the beginning of each year, the Audit Committee reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent accountants. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee are approved in advance by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent accountants for audit and non-audit services.

The Audit Committee reviewed all audit and non-audit services provided by RSM with respect to the fiscal year ended December 31, 2016 and concluded that the provision of such services was compatible with maintaining independence in the conduct of its auditing functions. All audit and non-audit services provided by RSM described in the table above were pre-approved by the Audit Committee.

Audit Committee Report

The Board of Directors has appointed an Audit Committee consisting of four directors. Each member of the Audit Committee is independent as defined under the NASDAQ Marketplace Rules and SEC independence requirements applicable to audit committee members.  The Board of Directors has adopted a written charter with respect to the Audit Committee’s responsibilities. The Audit Committee oversees the Company’s internal and independent auditors and assists the Board of Directors in overseeing matters relating to the Company’s financial reporting process and risk exposure.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management and discussed the audit with RSM, the Company’s independent registered public accounting firm.  The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees). This included a discussion of the independent auditors’ judgment as to the quality, not just the acceptability, of the Company’s accounting principles as applied to the Company’s financial reporting, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received from RSM the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with RSM and management RSM’s independence.

Management is responsible for maintaining internal controls over financial reporting and assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm’s responsibility is to express an opinion on the effectiveness of the Company’s internal control over financial reporting based on their audit. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s assessment process of internal controls over financial reporting. The Audit Committee reviewed with the independent registered public accounting firm any deficiencies that had been identified during their engagement.

The Audit Committee also considered whether the provision of non-audit services by RSM to the Company is compatible with RSM’s independence.  RSM advised the Audit Committee that RSM was and continues to be independent with respect to the Company.

Based upon the reviews, discussions and considerations referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

The Audit Committee has also recommended that the Board of Directors approve the selection of RSM as the Company’s independent auditors for 2017.

Submitted by the Audit Committee of the Board of Directors.

Perry W. Premdas (Chair)
Paul D. Coombs
David B. Fischer
Edward L. McMillan
being the members of the Audit
Committee of the Board of Directors

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Since 2011, as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company’s stockholders were provided with an opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s Named Executive Officers. At our 2016 annual meeting of stockholders, our stockholders approved our “say-on-pay” resolution with approximately 70% of the votes cast by the holders of Common Stock approving the executive compensation described in our 2016 Proxy Statement. In response to the voting results regarding the frequency of say-on-pay vote, this year, the Company again seeks your advisory vote and asks that you approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

Please refer to the sections entitled “Compensation Committee and Processes”, “Compensation Discussion and Analysis”, and the tables and narratives in the Executive Compensation portion of this Proxy Statement for the discussion and summary of the policies of the Compensation Committee which form the basis for the compensation of our Named Executive Officers and information on the amounts paid.

We are asking for shareholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosures under the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion accompanying the tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement. Because this vote is advisory only, the vote is not binding; however, the Compensation Committee will consider the results of shareholder voting in making future compensation decisions regarding Named Executive Officers.

Assuming a quorum is present, the affirmative vote of a majority of all votes cast on the proposal, in person or represented by proxy, is required for approval of this proposal.  Abstentions and broker non-votes will not be counted as votes cast, and will have no effect on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 5
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and related regulations provide shareholders with an advisory vote as to whether future advisory votes on the compensation of the Company’s named executive officers should occur every one, two or three years.

The Board of Directors recommends that future advisory votes on executive compensation occur every year. We believe that this frequency is the best approach for the Company for a number of reasons, including the following.

•
Most issuers hold votes every year, and this has been the Company’s practice for the past six years. The Board believes the annual vote has worked well and gives shareholders the opportunity to react promptly to emerging trends in compensation, provides feedback before those trends become pronounced over time, and gives the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders.

•	We believe that the success of our compensation programs in aligning pay with Company performance can be effectively evaluated by considering the results of our programs annually.

•
An annual vote on executive compensation provides shareholders with another means of communicating with our Board of Directors. Additionally, the Company’s stockholders have the opportunity to communicate with the Board on matters of concern to them, including executive compensation, under our existing policies.

Stockholders will be able to specify one of four choices for this proposal—one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is not binding on the Board of Directors. The Board will consider the outcome of the vote in determining the frequency of future advisory votes on executive compensation. However, notwithstanding the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of major changes to compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE HOLDING OF ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

MISCELLANEOUS ITEMS

Quorum Required

Maryland law and the Company’s Bylaws require the presence of a quorum for the Meeting, defined as the presence in person or represented by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting. Abstentions will be treated as “present” for purposes of determining whether a quorum has been reached.

Voting Securities

Stockholders of record on April 20, 2017 (the “Record Date”) will be eligible to vote at the Meeting.  The voting securities of the Company consist of its Common Stock, $.06-2/3 par value, of which 31,866,924 shares were outstanding on the Record Date.  Each share of Common Stock outstanding on the Record Date will be entitled to one vote.

Stockholder Proposals for 2018 Annual Meeting

From time to time, the stockholders of the Company may wish to submit proposals which they believe should be voted upon by the stockholders.  The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company’s annual meeting proxy materials.  In order for a proposal to be eligible for inclusion in the Company’s proxy statement for the 2017 annual meeting, it must be received by the Secretary of the Company at the Company’s principal executive offices no later than January 4, 2018 and must satisfy the other requirements in the SEC regulations. With respect to any stockholder proposal intended to be presented at the 2018 annual meeting, but not submitted for inclusion in the Company’s proxy materials for that meeting, the proxy for such meeting will confer discretionary authority to vote on such proposal unless the Company is notified of such proposal not later than March 20, 20187 (45 days prior to the anniversary of the date this Proxy Statement is first being sent to stockholders).

Matters Not Determined at the Time of Solicitation

The Board of Directors is not aware of any matters to come before the Meeting other than as described above.  If any matter other than as described above should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

Approval of any other matter that may come before the Annual Meeting is be determined by the affirmative vote of a majority of all votes cast on the matter, in person or represented by proxy.  Abstentions and broker non-votes will not be counted as votes cast, and will have no effect on the vote.

New Hampton, New York

The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2016 is being mailed to stockholders with these proxy materials.  The Annual Report does not form part of these proxy materials for the solicitation of proxies.

Appendix A

BALCHEM CORPORATION
2017 OMNIBUS INCENTIVE PLAN

1.             Purpose.  The purpose of this 2017 Omnibus Incentive Plan (the “Plan”) is to aid Balchem Corporation, a Maryland corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors and consultants of the Company and its subsidiaries and affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders.  The Plan authorizes stock-based and cash-based incentives for Participants.

2.             Definitions.  In addition to the terms defined in Section 1 and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)            “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b)           “Award” means any Option, SAR, Restricted Stock, RSU, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award granted to a Participant under the Plan, and may be a 409A Award or a Non-409A Award.

(c)            “Beneficiary” means the legal representative of a Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under the Participant’s Award(s) upon the Participant’s death.

(d)           “Board” means the Company’s Board of Directors.

(e)            “Bonus Stock” means Stock granted under Section 6(f).

(f)             “Cause”  means, with respect to a particular Participant, the definition ascribed to such term in the Participant’s award agreement, or in the absence of such a definition, in an employment agreement between the Participant and the Company (or other member of the Group), or in absence of either such definition, “Cause” shall mean a termination of employment or service due to any illegal or disreputable conduct which impairs or is injurious to the reputation, goodwill or business of the Company (or other member of the Group) or is seriously injurious to the Company’s stockholders, or involves the misappropriation of funds or property of the Company (or other member of the Group) or any of the customers or vendors thereof or others having business relations with any of them.  A termination for “Cause” will include any resignation in anticipation of discharge for “Cause” or accepted by the Company in lieu of a formal discharge for “Cause.”

(g)           “Change in Control” has the meaning specified in Section 9.

(h)           “Code” means the Internal Revenue Code of 1986, as amended.  Reference to any Code provision includes any regulation thereunder and any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and/or Internal Revenue Service.

(i)             “Committee” means the Compensation Committee of the Board, the composition and governance of which is subject to applicable NASDAQ “independence” and other listing requirements and the Company’s corporate governance documents.  Each member of the Compensation Committee shall also meet the definition of “outside director” under the provisions of Section 162(m) of the Code and the definition of “non-employee director” under the provisions of the Exchange Act.  No Committee action shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any applicable qualification standard.  Notwithstanding the foregoing, with respect to Awards to non-employee directors, the Committee means the entire Board.

(j)             “Covered Executive” has the meaning specified in Section 12(o).

(k)            “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(l)             “Effective Date” means the effective date specified in Section 10(p).

(m)           “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions and rules.

(n)           “Fair Market Value” means the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee, subject to any restrictions imposed by Code Section 409A.  Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing price for a share of Stock (or if no sales were reported, the closing price on the nearest trading day before such day) as quoted on the NASDAQ Stock Market (or the principal exchange or market on which the Stock is listed or traded).

(o)           “409A Award” means an Award that constitutes a deferral of compensation under Code Section 409A.  “Non-409A Award” means an Award other than a 409A Award.

(p)            “Good Reason” means, with respect to a particular Participant, the definition ascribed to such term in the Participant’s award agreement, or in the absence of such a definition, in an employment agreement between the Participant and the Company (or other member of the Group), or in absence of either such definition, “Good Reason” shall mean, without the Participant’s consent:

(i)             a material diminution in the Participant’s base compensation;

(ii)            a material diminution in the Participant’s authority, duties or responsibilities; or

(iii)           a material change in the geographic location of the Participant’s principal place of employment that increases the distance from the Participant’s place of residence to place of employment by more than fifty (50) miles;

provided, however, that in the case of the definition of Good Reason enumerated in clauses (i)-(iii), in order to satisfy such definition:  (A) the Participant must provide notice to the Company (or other member of the Group that employs or retains the Participant) of the condition described in clauses (i)-(iii) above within 90 days of the initial existence of the condition; (B) the Company (or other applicable member of the Group) must be provided 30 days after receipt of such notice to remedy the condition and fail to do so; and (C) the Participant must terminate his or her relationship within 90 days after the initial existence of the condition.

(q)           “Group” means the Company and its subsidiaries and affiliates, or any members of the Group, as the context requires.

(r)            “Incentive Compensation” has the meaning specified in Section 12(o).

(s)            “Incentive Stock Option” or “ISO” means an Option which both is designated as an incentive stock option and qualifies as an incentive stock option within the meaning of Code Section 422.

(t)            “Involuntary Termination” means a Participant’s termination of employment or service by the Company (or other member of the Group) (or a successor thereto) without Cause or by a Participant for Good Reason.

(u)           “Option” means a right, granted under Section 6(b), to purchase Stock.

(v)            “Other Stock-Based Award” means an Award granted under Section 6(h).

(w)           “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an employee of the Group or a director of the Company.

(x)            “Performance Award” means a conditional right, granted under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments. A Performance Award may, but need not, qualify as “performance-based compensation” for purposes of Code Section 162(m).

(y)            “Restricted Stock” means Stock granted under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(z)            “Restricted Stock Unit” or “RSU” means a right, granted under Section 6(e), to receive Stock (or the Fair Market Value thereof) at the end of a specified deferral period.

(aa)          “Stock” means the Company’s common stock, par value six and two-thirds cents ($0.06 2/3) per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 10(c).

(bb)         “Stock Appreciation Right” or “SAR” means a right granted under Section 6(c).

3.             Administration.

(a)           Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full authority and discretion, in each case subject to and consistent with the provisions of the Plan, to select the persons to whom Awards will be granted from among those eligible; to grant Awards; to determine the type and number of Awards; to determine the terms and conditions of Awards, including the dates on which Awards may be exercised and/or on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates (to the extent such acceleration is either outside the scope of or permitted by Code Section 409A), the expiration date of any Award, and whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and all other matters relating to Awards; to prescribe Award documents evidencing or setting terms of Awards (which Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan, related administrative rules and Award documents, and to correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including stockholders of the Company, Participants, Beneficiaries, permitted transferees of Awards and any other persons claiming rights from or through a Participant.

(b)           Manner of Exercise of Committee Authority.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or employees of the Group, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent consistent with Rule 16b-3 under the Exchange Act and Code Section 162(m), where applicable, and permitted by the Maryland General Corporation Law.

(c)           Limitation of Liability.  The Board and Committee and each member thereof, and any person acting pursuant to authority delegated by the Board or Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Group, or the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan.  Board and Committee members, any person acting pursuant to authority delegated by the Board or Committee, and any officer or employee of the Group acting at the direction or on behalf of the Board or Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.             Stock Subject To Plan.

(a)           Overall Number of Shares Available for Delivery.  The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 1,600,000 shares, all of which may be issued with respect to ISOs.  The total number of shares available under the Plan and the number of shares available for ISOs are subject to adjustment as provided in Section 10(c).  Any shares of Stock delivered under the Plan may consist of authorized and unissued shares or treasury shares.

(b)           Replenishment Rules.   To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to a Participant, the shares retained by or returned to the Company shall be available under the Plan.  Notwithstanding the foregoing, any shares that are withheld from an Award or separately surrendered by a Participant in payment of the exercise price or taxes relating to an Award, any unissued shares resulting from the net settlement of an Award and any shares purchased by the Company in the open market using the proceeds from exercise of an Option will not become available under the Plan.

(c)           Reinvested Dividends.  The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, RSUs, or other Awards.

(d)           Substitute Awards for Acquired Business.  Shares issued or issuable in connection with any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or the Group, or with which the Company or the Group combines, shall not be counted against the number of shares reserved under the Plan.

5.             Eligibility; Per-Person Award Limitations.

(a)           Eligibility.   The Committee shall have discretion to grant Awards under the Plan only to an individual who is (i) a director, an employee (including an executive officer), or a consultant of the Group, or (ii) a person who has been offered employment by the Group, provided that any grant to a prospective employee shall not be effective until such person has commenced employment with the Group.  An employee on leave of absence may be considered as still in the employ of the Group for purposes of eligibility for participation in the Plan.  In addition to the persons referred to in the first sentence of this Section 5(a), holders of awards granted by a company or business acquired by the Company or the Group, or with which the Company or Group combines, are eligible for grants of Awards under the Plan in assumption of or substitution for such previously granted awards.

(b)           Per-Person Award Limitations.

(i)            Stock-Based Awards.  In the case of Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) and that are denominated by reference to a number of shares, including but not limited to Options, SARs, Restricted Stock, RSUs, Bonus Stock, Dividend Equivalents, Other Stock-Based Awards, Performance Awards or Annual Incentive Awards, the maximum number of shares with respect to which such Awards may be granted to an eligible employee in any calendar year is 150,000 shares (subject to adjustment as provided in Section 10(c)).  This limitation shall apply to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from, and not as a feature of, another Award.

(ii)           Cash-Based Awards.  In the case of Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) and that are not denominated by reference to a number of shares, the maximum amount or value which may be granted to an eligible employee in any calendar year is $2.5 million.  The annual limit for grants of cash-based Awards under this paragraph is a separate limitation which is not affected by the number of Awards granted which are denominated by reference to a number of shares.  The maximum amount or value under this paragraph is measured as the maximum amount or value that the employee would be eligible to receive under the Award upon satisfaction of the performance conditions, without regard to whether such amount is to be paid at the end of the performance period or on a deferred basis or continues to be subject to any service requirement or other non-performance condition. As such, the maximum amount does not include any amounts which may be credited as dividends, dividend equivalents, or earnings on such Award either during or after the performance period.

(iii)          Non-Employee Director Awards.  In the case of Awards to non-employee directors, the maximum amount or value that may be granted in any calendar year (inclusive of cash compensation) shall not exceed $800,000.

6.          Specific Terms Of Awards.

(a)           General.  Awards may be granted on the terms and conditions set forth in this Section 6, subject to any additional requirements set forth in Section 8.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(j)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(j).  The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Maryland General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)           Options.  The Committee is authorized to grant Options under the Plan on the following terms and conditions:

(i)            Exercise Price.  The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, except as provided in Section 8(a).

(ii)           Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements, subject to the requirements of Section 8(d));  the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to any limitations imposed by Code Section 409A or other applicable law), including, without limitation, cash, Stock, withholding of Stock deliverable upon exercise (i.e., “net exercise”),  through broker-assisted “cashless exercise” arrangements, by delivery of other Awards or awards granted under other plans of the Company or the Group, or other property, or by any other method determined by the Committee; and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants upon Option exercise.

(iii)          ISOs.  The terms of any ISO granted under the Plan shall satisfy the requirements of Code Section 422.  Any Option designated as an ISO which fails to satisfy all the requirements of Code Section 422 shall be treated as a non-qualified Option.

(c)           Stock Appreciation Rights.  The Committee is authorized to grant SARs under the Plan on the following terms and conditions:

(i)            Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise or settlement thereof, an amount payable in shares or cash equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, provided that such grant price shall not be lower than the Fair Market Value of the Company’s Stock on the grant date (except as provided in Section 8(a)).

(ii)           Other Terms.  The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant.  The Committee shall determine, at the date of grant or thereafter (subject to Sections 10(e) and 10(j)), the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements, subject to the requirements of Section 8(d)), the method of exercise, the time and method of settlement, the form of consideration payable in settlement (which may include cash, Stock, other property, or a combination thereof), and the method by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(d)           Restricted Stock.  The Committee is authorized to grant Restricted Stock under the Plan on the following terms and conditions:

(i)            Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose (subject to the requirements of Section 8(d)), which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter.  Except to the extent restricted under the terms of the Award document, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any vesting, mandatory reinvestment or other requirement imposed by the Committee and further subject to the limitations imposed by Section 8(e)).

(ii)           Forfeiture.  Except as otherwise determined by the Committee (but subject to the requirements of Section 8(d)), upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes (subject to the requirements of Section 8(d)).

(iii)          Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of a Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock; that the Company retain physical possession of the certificates; and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)          Dividends and Splits.  Subject to the limitations imposed by Section 8(e), the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, in either case subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in RSUs, other Awards or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as determined by the Committee), subject to such terms as the Committee shall determine or permit a Participant to elect.  Unless otherwise determined by the Committee (subject to the limitations imposed by Section 8(e)), Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)           Restricted Stock Units.  An RSU entitles the Participant to receive one share of Stock (or the Fair Market Value of a share) at a specified time.  The Committee is authorized to grant RSUs under the Plan on the following terms and conditions:

(i)          Award and Restrictions.  Issuance of Stock or payment of the cash or other property to which the Participant is entitled under the RSU Award will occur upon expiration of the deferral period specified for such Award by the Committee (or, if permitted by the Committee, as elected by the Participant).  RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose (subject to the requirements of Section 8(d)), which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter.  RSUs may be satisfied by delivery of Stock, cash, other Awards, or other property, or a combination thereof, as determined by the Committee at the date of grant or thereafter. The time and/or circumstances of such delivery shall be determined by the Committee subject to any limitations imposed by Code Section 409A.

(ii)          Forfeiture.  Upon termination of employment or service during the portion of the deferral period to which forfeiture conditions apply (as provided in the Award document evidencing the RSUs), all RSUs that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in an Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will lapse in whole or in part, including in the event of terminations resulting from specified causes (subject to the requirements of Section 8(d)).  Notwithstanding the foregoing, the Committee shall have no authority to shorten or lengthen the deferral period specified for an RSU Award except as permitted under Code Section 409A.

(iii)          Dividend Equivalents.  Subject to the limitations imposed by Section 8(e), the Committee may determine whether or not an Award of RSUs shall entitle the Participant to receive Dividend Equivalents, and may require that Dividend Equivalents on the number of shares of Stock covered by an Award of RSUs shall be either (A) paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred as to payment for such period as specified by the Committee, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards, or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as determined by the Committee).  Unless otherwise determined by the Committee (subject to the limitations imposed by Section 8(e)), in the case of a dividend payable in Stock, the Dividend Equivalent on such dividend shall be credited as additional RSUs, which shall be subject to restrictions and a risk of forfeiture to the same extent as the RSUs with respect to which it was distributed and shall have the same deferral period as such RSUs.

(f)            Bonus Stock.  The Committee is authorized to grant Stock as a bonus.  All Awards under this Section 6(f) shall be subject to such terms as shall be determined by the Committee (subject to the requirements of Sections 8(c), (d) and (e)).

(g)           Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents under the Plan which may be awarded on a free-standing basis or in connection with another Award (other than an Option or SAR).  Subject to the limitations imposed by Section 8(e), the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or on a deferred basis (in each case subject to any limitations imposed by Code Section 409A).  Deferred amounts may be deferred as a fixed dollar amount or may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as designated by the Committee), and shall be subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)           Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities; other rights convertible or exchangeable into Stock; purchase rights for Stock; performance units or performance shares; Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee; and Awards valued by reference to the book value of Stock or the value of securities of (or the performance of) specified subsidiaries or affiliates or other business units.  The Committee shall determine the terms and conditions of such Awards (subject to Section 8).  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine (subject to Section 8).

(i)            Performance Awards.  Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.             Performance Awards, including Annual Incentive Awards.

(a)           Performance Awards Generally.  Performance Awards may be denominated as a cash amount or a number of shares of Stock which will be earned, and/or a specified number of Awards which will be granted, upon achievement or satisfaction of performance conditions specified by the Committee.  In addition, the Committee may constitute any other Award as a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and/or the vesting or timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions (including, but not limited to, the criteria set forth in Section 7(b)(ii)), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.  Notwithstanding the foregoing, any Award intended to qualify as “performance-based compensation” under Code Section 162(m) (other than Options and SARs) shall be subject to the additional limitations set forth in Section 7(b).

(b)           Code Section 162(m) Awards.  If the Committee determines that a Performance Award (other than an Option or SAR) is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, vesting, and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and such Award shall comply with the other requirements set forth in this Section 7(b).

(i)            Performance Goal Generally.  The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b).  The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” within the meaning of Code Section 162(m). The Committee may determine that such Performance Awards shall be granted, exercised, vested, and/or settled upon achievement of any one performance goal, or any one of several performance goals, or that two or more of the performance goals must be achieved as a condition to grant, exercise, vesting, and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)           Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for Performance Awards granted under this Section 7(b):  pre- or after-tax net earnings, sales or revenue, operating earnings, EBITDA,  NIBIT (net income before interest and taxes), operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, product development goals, compliance and regulatory goals, goals relating to acquisitions or divestitures, goals related to new technology, and/or any other objective measure derived from any of the foregoing criteria.  The performance goals may relate to the employee’s business unit or the performance of the Company as a whole, or any combination of the foregoing.  Performance goals need not be uniform as among employees.  The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, in relation to one another, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)          Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period specified by the Committee, which may be one year, or less or more than one year.  A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.  At the time of establishing the performance goals, the Committee may specify the circumstances in which such Performance Awards shall be paid in the event of termination of the Participant’s employment prior to the end of the performance period, which may differ depending on the circumstances of the termination; provided that, to the extent required by Code Section 162(m), payment shall not exceed the amount the Participant would have received had he or she remained in employment through the end of the performance period.

(iv)          Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii).  The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.  In addition, (i) the maximum amount payable from such pool to any Participant whose Award is intended to qualify as “performance-based” under Code Section 162(m) must be stated in terms of a percentage of the pool, (ii) the sum of all individual percentages of the pool is not permitted to exceed 100 percent, and (iii) no Participant may receive in excess of his or her stated percentage.

(v)           Written Determinations.  Prior to payment or settlement of each Award subject to this Section 7(b), the Committee shall certify in writing, in a manner which satisfies the requirements of Code Section 162(m), that the performance objective(s) relating to the Performance Award and other material terms of the Award upon which payment or settlement of the Award was conditioned have been satisfied.

(vi)          Settlement of Performance Awards.  Settlement of Performance Awards may be in cash, Stock, other Awards or other property, as determined by the Committee during the time period specified in Section 7(b)(iii).  The Committee may, in its discretion, reduce (but not increase) the amount payable in respect of a Performance Award subject to this Section 7(b).  Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).

(vii)         Limitation on Committee Discretion.  No provision of the Plan giving the Committee discretion to modify the terms of an Award shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation payable in connection with an Award that is intended to constitute “performance-based compensation” under Code Section 162(m) or to otherwise modify the terms of such Award in a manner that does not satisfy Code Section 162(m).

(c)            Annual Incentive Awards.  The Committee may grant Annual Incentive Awards under the Plan.  If an Annual Incentive Award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), such Award shall comply with the provisions of Section 7(a).  If an Annual Incentive Award is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), such Award shall comply with the provisions of Section 7(b).

(d)           Adjustments to Performance Goals.  The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including the performance goals and amounts payable under Performance Awards and the amount of any unfunded Performance Award pool relating thereto) (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 10(c), acquisitions and dispositions of businesses and assets, litigation or claim judgments or settlements, extraordinary items, and specified non-recurring charges or credits) affecting the Company, any subsidiary or affiliate or other business unit, and/or (ii) in response to changes in applicable laws, regulations, accounting principles, or tax rates; provided that no such adjustment shall be authorized or made that would cause any Award to a covered employee (within the meaning of Code Section 162(m)) intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

8.             Certain General Provisions Applicable To Awards.

(a)           Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or Group or any business entity to be acquired by the Company or Group, or any other right of a Participant to receive payment from the Company or Group, subject to any restrictions imposed by Code Section 409A or 162(m).  If two Awards are granted in tandem, a Participant may receive the benefit of one Award only to the extent he or she relinquishes the tandem Award.  Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Subject to any restrictions imposed by Code Section 409A, the Committee may grant substitute Awards in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or Group, or with which the Company or Group combines, with an exercise price or grant price per share of Stock below Fair Market Value as it determines appropriate to preserve the economic value of any such outstanding assumed or substituted awards.

(b)           Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, except that no Option or SAR shall have a term exceeding ten years.

(c)           Form and Timing of Payment under Awards.

(i)            Committee Discretion.  Subject to the terms of the Plan and any applicable Award document and to the extent permitted under Code Section 409A, payments to be made by the Company upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The settlement of any Award may be accelerated, and/or cash may be paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 8(d) and 10(j).  Subject to Section 10(j), the Committee may require installment or deferred payments (subject to Section 10(e)) or may permit a Participant to elect such payments (including extension of a deferral period) on terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock (subject to the requirements of Code Section 162(m) in the case of Performance Awards intended to qualify as “performance-based compensation” under such Section).

(ii)            Distribution upon Unforeseeable Emergency.  The Committee may provide in the Award document (but not after the date of the Award unless permitted under Code Section 409A) that in the event such Award is vested under the terms of the Award and no longer subject to a substantial risk of forfeiture, such Award shall be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Section 409A, subject to any restrictions on the timing or making of such distribution as may be imposed by the Committee in the Award document or by Section 409A.

(d)           Minimum Vesting.  Notwithstanding any provision in the Plan to the contrary and except as otherwise provided in an employment agreement between the Company (or other member of the Group) and a Participant as in effect on the Effective Date, no portion of any Award that is denominated by reference to a number of shares shall vest prior to the first anniversary of the date of grant of the Award, except that the Committee may provide, at the time of grant or thereafter, for earlier vesting in the event of a Participant’s disability (as such term is defined by the Committee) or death, or in the event of a Change in Control or other transaction described in Section 10(c)(ii).  Notwithstanding the foregoing, up to 5% of the shares of Stock that are authorized for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in in this Section 8(d).

(e)           Limitation on Payment of Dividends and Dividend Equivalents.  Notwithstanding any provision in the Plan to the contrary, dividends or Dividend Equivalents otherwise payable on an unvested Award shall be accrued and be paid only at such time as the vesting conditions applicable to the underlying Award have been satisfied.

(f)            Payment of Cash Awards.  Unless the Committee provides otherwise, where an Award is payable in cash, such Award shall be paid by the subsidiary or affiliate that employs the Participant, with the payment obligation guaranteed by the Company.

9.             Change in Control.

(a)          Impact of a Change in Control.  Unless otherwise provided by the Committee or in an employment agreement between the Company (or other member of the Group) and a Participant as in effect on the Effective Date, in the event of a Change in Control, if (x) Awards granted under the Plan are continued or assumed or awards are made in substitution of outstanding Awards under the Plan by the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, and (y) a Participant experiences an Involuntary Termination within twenty-four (24) months following such a Change in Control:

(i)            such Awards that are Options or SARs shall become fully exercisable upon the date of such Participant’s Involuntary Termination, and

(ii)           the restrictions still then in force and applicable with respect to any other such Awards (i.e., Awards other than Options and SARs) shall immediately lapse upon the date of the Participant’s Involuntary Termination, with any such Awards that are subject to performance criteria deemed to vest at the “target” level of performance.

(b)           Committee Authority.  Notwithstanding any provision in the Plan to the contrary and except as otherwise provided in an employment agreement between the Company (or other member of the Group) and a Participant as in effect on the Effective Date, the Committee shall have the discretionary authority to determine the treatment of Awards in the event of a Change in Control.

(c)           Definition of “Change in Control.”  A “Change in Control” shall be deemed to have occurred upon:

(i)            the consummation of a sale or other disposition of all or substantially all of the assets of the Company to any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act other than a sale or disposition to an entity at least fifty percent (50%) of the combined voting power of all classes of voting stock of which are owned, directly or indirectly, by persons who owned the Company immediately prior to such sale or disposition; or

(ii)           the date on which a majority of the members of the Board shall consist of persons other than Current Directors (which shall mean any member of the Board on the date of adoption of the Plan and any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board); or

(iii)          the acquisition of the beneficial ownership, directly or indirectly (as provided in Rule 13d-3 under the Exchange Act), of 50% or more of the total combined voting power of all classes of stock of the Company by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act; or

(iv)         consummation of the merger or consolidation of the Company with another corporation or entity where stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to 50%  or more of the total combined voting power of all classes of stock of the surviving corporation or entity.

Notwithstanding the foregoing, with respect to any Award which constitutes “nonqualified deferred compensation” under, and subject to, Code Section 409A, to the extent necessary to comply with the requirements of Code Section 409A, the term “Change in Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in the definition of “Change in Control”, and (ii) is a “change in control event” as that term is defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

10.           General Provisions.

(a)           Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such (i) registration or qualification of such Stock or other required action under federal or state law, rule or regulation, (ii) listing or other required action with respect to any stock exchange or other market upon which the Stock or other securities of the Company are listed or quoted, or (iii) compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information, and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, regulations, listing requirements, or other obligations. The application of this Section shall not extend the term of any Option or other Award.  The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate the Award holder for any loss caused by the implementation of this Section 10(a).

(b)           Limits on Transferability.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of a Participant only by the Participant or his or her guardian or legal representative.  Notwithstanding the foregoing, if and to the extent permitted by the Committee (after taking into account applicable securities laws), Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred by a Participant to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, subject to any terms and conditions which the Committee may impose in connection with such transfer (including limitations on the permissible categories of transferees) (subject to the limitation that in no circumstances may an Award be transferred by a Participant for consideration or value).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through a Participant shall be subject to all terms and conditions of the Plan and any applicable Award document, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee which are imposed by the Committee in connection with or as a condition to such transfer.  Notwithstanding anything in this Section 10(b) or otherwise in the Plan to the contrary, in no event may an Award granted under the Plan be transferred for consideration or value.

(c)            Adjustments.  The Committee is authorized to make the following adjustments to outstanding Awards and/or limitations on future Awards:

(i)            In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of substantially all assets, liquidation, dissolution or other change in corporate structure or corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the aggregate number and kind of shares of Stock or other property which may be delivered under the Plan, including the number of shares with respect to which ISOs may be granted, (B) the number and kind of shares of Stock or other property by which annual per-person Award limitations are measured under Section 5(b), (C) the number and kind of shares of Stock or other property which may be granted without minimum vesting requirements under Section 8(d), (D) the number and kind of shares of Stock or other property subject to or deliverable in respect of outstanding Awards, and (E) the exercise price, grant price or purchase price relating to any Award.

(ii)           Upon (A) any reorganization, merger or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation or entity), (B) a sale of substantially all the assets of the Company, (C) the dissolution or liquidation of the Company, or (D) the disposition of a subsidiary, affiliate or business unit of the Company, the Committee may take such action as it in its discretion deems appropriate to (1) accelerate the time when awards vest, may be exercised and/or may be paid (subject to any limitations imposed by Code Section 409A); (2) cash out outstanding Awards through a payment of the in-the-money-value, if any, of the vested portion of such Awards (payable in cash, shares, or other property) at or immediately prior to the date of such event (it being understood that any Awards that are out-of-the-money may be cancelled without any consideration);

(3) provide for the assumption of outstanding Options, SARs, and other Awards (as adjusted to reflect the transaction) by surviving, successor or transferee corporations; (4) provide that in lieu of Stock, Participants shall be entitled to receive the consideration they would have received in the transaction in exchange for such Stock (or the fair market value of such consideration in cash); and/or (5) provide that Options and SARs shall be exercisable for a period of at least ten business days from the date of receipt by Participants of a notice from the Company of such proposed event, following the expiration of which period any unexercised Options and SARs shall terminate.

(d)           Tax Provisions.

(i)            Tax Withholding.  Whenever the value of an Award first becomes includible in an employee’s gross income for applicable tax purposes, the Company shall have the right to require the employee to remit to the Company, or make arrangements satisfactory to the Committee regarding payment of, an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate for such shares or the time of such income inclusion.  Whenever under the Plan payments by the Company are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

(ii)           Use of Stock to Satisfy Tax Withholding Obligations.  To the extent permitted by the Committee (in the Award document or otherwise), and subject to any terms and conditions imposed by the Committee, an employee entitled to receive Stock under the Plan may elect to have the employer’s withholding obligation for federal, state, and local taxes, including payroll taxes, with respect to such Stock satisfied (i) by having the Company withhold from the shares otherwise deliverable to the employee shares of Stock having a value equal to the amount of such withholding obligation with respect to the Stock or (ii) by delivering to the Company shares of unrestricted Stock.  Alternatively, the Committee (in the Award document or subsequently) may require that a portion of the shares of Stock otherwise deliverable be withheld and applied to satisfy the statutory withholding obligations with respect to the Award.

(iii)          Required Consent to and Notification of Code Section 83(b) Election.  No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Code Section 83(b) or other applicable provision.

(iv)          Requirement of Notification Upon Disqualifying Disposition of ISO.  If any Participant makes any disposition of shares of Stock delivered pursuant to the exercise of an ISO in a disqualifying disposition within the meaning of Code Section 421(b), such Participant shall notify the Company of such disposition within ten days thereof.

(v)           Disclaimer of Tax Treatment.  Although the Company may endeavor to qualify an Award for favorable tax treatment (e.g. incentive stock options under Code Section 422) or to avoid adverse tax treatment (e.g. under Code Section 409A), the

Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.  By accepting an Award, a Participant agrees to hold the Company, the Board, the Committee, and their respective delegees harmless for any liability under Code Section 409A.

(e)            Amendment of the Plan and/or Awards.  The Board may terminate the Plan prior to the termination date specified in Section 10(q), and may from time to time amend or suspend the Plan or the Committee’s authority to grant Awards under the Plan, and the Committee may amend outstanding Awards, in each case without the consent of stockholders or Participants, subject to the following limitations:

(i)            Any amendment to the Plan that would materially increase the number of shares reserved for issuance or for which stockholder approval is required by applicable law or any stock exchange or market on which the Stock is listed or traded shall be subject to approval by the Company’s stockholders not later than the earliest annual meeting for which the record date is at or after the date of Board approval of such amendment.

(ii)           No amendment or termination of the Plan or any Award may materially and adversely affect the rights of a Participant without the consent of the affected Participant.  For the purposes of the preceding sentence, (A) actions that alter the timing of income or other taxation of a Participant will not be deemed material, and (B) adjustments of Awards permitted under Section 10(c) will not be considered amendments of such Awards.

(iii)          Without stockholder approval, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iv)          The Committee shall have no authority to waive or modify any provision of an Award after the Award has been granted to the extent the waived or modified provision would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

Notwithstanding the foregoing provisions of this Section 10(e), the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding Awards without the consent of stockholders or Participants to the extent the Committee determines that such amendment is necessary or appropriate to comply with Code Section 409A.

Notwithstanding any other provision of the Plan or of any Award, the Committee shall have the right, in its sole discretion, to terminate (or provide for the termination of) the Plan and/or all or selected Awards, and distribute (or provide for the distribution of) the compensation deferred thereunder, within 12 months following the occurrence of a “Change in Control Event” as defined for purposes of Code Section 409A.

(f)            Right of Setoff.  To the extent permitted by applicable law, the Company (or Group) shall have the right to offset amounts payable under this Plan or under any Award against any amounts owed to the Company (or Group) by the Participant.  By accepting any Award granted hereunder, a Participant agrees to any deduction or setoff under this Section 10(f).

(g)           Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Stock or cash pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.  The Committee may authorize the creation of trusts and deposit therein cash, Stock, or other property, or make other arrangements to meet the Company’s obligations under the Plan, consistent with the “unfunded” status of the Plan.

(h)           Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensatory plans or incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and arrangements providing for the issuance of Stock; and such other arrangements may be either applicable generally or only in specific cases.

(i)            Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration or, in the discretion of the Committee, the lesser of such cash consideration or the then value of the Award.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)            Compliance with Code Section 409A.

(i)            For purposes of this Plan, references to an Award provision or an event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A or being subject to this Section 10(j) mean (i) for a 409A Award, that the provision or event will not cause a Participant to be liable for payment of interest or a tax penalty under Code Section 409A, and (ii) for a Non-409A Award, that the provision or event will not cause the Award to be treated as subject to Code Section 409A.

(ii)           Notwithstanding any other provision of the Plan, the Company and the Committee shall have no authority to accelerate distributions with respect to 409A Awards in excess of the authority permitted under Code Section 409A.

(iii)           Notwithstanding any provision of the Plan or any Award to the contrary, any amounts payable under the Plan on account of termination of employment to an Award holder who is a “specified employee” within the meaning of Code Section 409A which constitute “deferred compensation” within the meaning of Code Section 409A and which are otherwise scheduled to be paid during the first six months following the Award holder’s termination of employment (other than any payments that are permitted under Code Section 409A to be paid within six months following termination of employment of a specified employee) shall be suspended until the six-month anniversary of the Award holder’s termination of employment (or until the Award holder’s death, if earlier), at which time all payments that were suspended shall be paid to the Award holder in a lump sum.  The “specified employees” of the Company shall be determined in such manner as may be specified by resolution of the Committee in accordance with Code Section 409A.

(iv)          A termination of employment shall not be deemed to have occurred for purposes of any 409A Award under this Plan providing for the payment of any amounts upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A.

(k)           Governing Law; Consent to Jurisdiction.  The Plan, any rules and regulations relating to the Plan, and any Award document under the Plan shall be construed in accordance with the laws of the State of Maryland (without giving effect to principles of conflicts of laws) and applicable provisions of federal law. Any dispute arising out of any award granted under the Plan may be resolved in any state or federal court located within the State of Maryland.  Any Award granted under the Plan is granted on condition that the Award holder accepts such venue and submits to the personal jurisdiction of any such court.

(l)            Awards to Participants Outside the United States.  The Committee may, in its sole discretion, modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.

(m)          Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Participant the right to continue as a Participant or in the employ or service of the Company or Group, (ii) interfering in any way with the right of the Company or Group to terminate any Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving any person a claim to be granted any Award under the Plan, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until shares of Stock are duly issued or transferred to the Participant in accordance with the terms of an Award.  Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated. Except as expressly provided in the Plan or an Award document, neither the Plan nor any Award document shall confer on any person other than the Company (or Group) and the Participant any rights or remedies thereunder.

(n)           Invalidity of Provision.  If any provision of the Plan or an Award document is finally held to be invalid, illegal, or unenforceable, the Committee shall have the right to modify the terms of affected Awards in such manner as it deems equitable in order to prevent unintended enrichment or dilution of benefits in light of the invalid, illegal or unenforceable provision.

(o)           Compensation Recovery.

(i)            In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may in its sole discretion require reimbursement or forfeiture of any excess Incentive Compensation received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.  The amount recovered will be the excess of the Incentive

Compensation paid to the Covered Executive based on the erroneous data over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Compensation Committee in its sole discretion.  If the Compensation Committee cannot determine the amount of the excess Incentive Compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the accounting restatement.  The Compensation Committee will determine, in its sole discretion, the method for recovering the Incentive Compensation hereunder.  Any determinations made by the Compensation Committee pursuant to this Section 12(o) shall be final and binding.

(ii)           For purposes of this Section 12(o):

(A) “Incentive Compensation” means any Award (including cash-based and stock-based Awards and long-term and annual Awards) granted under the Plan; provided that, such Award is granted, earned or vested based wholly or in part on the attainment of a financial reporting measures; and

(B)  “Covered Executive” means each current and former executive officer of the Group, as such term is defined in Rule 16a-1(f) under the Exchange Act.

(iii)          Any right of recovery under this Section 12(o) is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company pursuant to the terms of (A) any compensation recovery policy adopted by the Company or any similar policies contained in any employment agreement, award agreement, or similar agreement, or (B) any applicable law, government regulation, or stock exchange requirement.

(p)           Plan Effective Date; Termination of Preexisting Plans.  The Plan shall become effective on June 13, 2017 if, and only if, the stockholders of the Company have approved it at the annual meeting held on such date or any adjournment thereof.  Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Balchem Corporation Second Amended and Restated 1999 Stock Plan (as amended and restated effective June 20, 2013), but any outstanding awards under such plan shall continue in accordance with its terms.

(q)           Plan Termination Date.  No Awards shall be granted under the Plan after the date that is ten years from the Effective Date, but outstanding Awards granted prior to such date shall continue in accordance with their terms.  No Award intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m) (other than Options and SARs) shall be granted after the Company’s annual meeting held in 2022 unless the material terms of the performance goals have been reapproved by the Company’s stockholders within the five years prior to such grant.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BALCHEM CORPORATION	Electronic Delivery of Future PROXY MATERIALS
52 SUNRISE PARK ROAD NEW HAMPTON, NY 10958
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:		For	Withhold	For All	To withhold authority to vote for any
		All	All	Except	individual nominee(s), mark “For All
1. Election of Directors					Except” and write the number(s) of the
Nominees		☐	☐	☐	nominee(s) on the line below.

01 David B. Fischer	02 Perry W. Premdas	03 Dr. John Y. Televantos

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.			For	Against	Abstain

2	Proposal to approve the Company’s 2017 Omnibus Incentive Plan		☐	☐	☐

3	Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting form for the year 2017.		☐	☐	☐

4	Non-binding advisory approval of Named Executive Officers’ compensation as described in the Proxy Statement.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		3 years	2 years	1 year	Abstain

5	Non-binding advisory vote regarding frequency of future votes on executive compensation.	☐	☐	☐	☐

NOTE:  Such  other  business  as  may  properly  come  before  the  meeting  or  any  adjournment  thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

REVOCABLE PROXY

BALCHEM CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD JUNE 13, 2017

The undersigned hereby appoints Theodore L. Harris, Frank J. Fitzpatrick and William Backus, and each of them individually, as attorneys and proxies of the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Balchem Corporation scheduled to be held on June 13, 2017, and at any adjournment thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. The undersigned hereby revokes all proxies previously given by the undersigned to vote at this meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxies will vote: FOR the nominees for election as directors named on this proxy card; FOR approval of the 2017 Omnibus Incentive Plan; FOR the ratification of the appointment of RSM US LLP, as the Company’s independent registered public accounting firm for the year 2016; FOR approval of the compensation of our Named Executive Officers; EVERY YEAR for the frequency of future votes on executive compensation; and in their discretion on such other matter as may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side